EXHIBIT 4(e)
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                                   TELMARK LLC







                              --------------------
                                 NOTE AGREEMENT
                              --------------------



                           DATED AS OF AUGUST 1, 2002









           $35,000,000 4.34% SERIES A SENIOR NOTES DUE AUGUST 1, 2004 $25,000,000 4.94% SERIES B SENIOR NOTES DUE AUGUST 1, 2005 $40,000,000 6.09% SERIES C SENIOR NOTES DUE AUGUST 1, 2012



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
                                TABLE OF CONTENTS
                                                                            PAGE

1.   PURCHASE AND SALE OF NOTES ............................................   1
     1.1.  Issue of Notes. .................................................   1
     1.2.  Purchase of the Notes. ..........................................   2
     1.3.  Expenses; Issue Taxes. ..........................................   2
     1.4.  Source of Funds. ................................................   3
     1.5.  Failure to Deliver, Failure of Conditions. ......................   4
     1.6.  Representations and Closing Conditions. .........................   4

2.   PAYMENT OF THE NOTES ..................................................   4
     2.1.  Required Payments of Principal and Interest. ....................   4
     2.2.  Optional Prepayment of Principal. ...............................   5
     2.3.  Notice, Pro-Rata Payments. ......................................   5
     2.4.  Offer to Prepay upon Change in Control. .........................   6

3.   INFORMATION AS TO COMPANY .............................................   8
     3.1.  Financial and Business Information. .............................   8
     3.2.  Officer's Certificates. .........................................  10
     3.3.  Accountants' Certificates. ......................................  10
     3.4.  Inspection. .....................................................  10
     3.5.  Report to NAIC. .................................................  11

4. COMPANY BUSINESS COVENANTS ..............................................  11
     4.1.  Payment of Taxes and Claims. ....................................  11
     4.2.  Maintenance of Properties and Existence. ........................  11
     4.3.  Maintenance of Office. ..........................................  12
     4.4.  Tangible Net Worth. .............................................  12
     4.5.  Debt. ...........................................................  12
     4.6.  Interest Coverage. ..............................................  13
     4.7.  Debt Ratio. .....................................................  13
     4.8.  Guaranties. .....................................................  13
     4.9.  Liens and Encumbrances. .........................................  13
     4.10. Distributions and Restricted Investments. .......................  15
     4.11. Leases. .........................................................  16
     4.12. Disposal of a Restricted Subsidiary. ............................  17
     4.13. Sale of Assets or Merger. .......................................  18
     4.14. Sale or Discount of Receivables. ................................  20
     4.15. Restrictions on Business. .......................................  20
     4.16. Transactions With Affiliates. ...................................  20
     4.17. Restricted Subsidiary Indebtedness. .............................  21
     4.18. ERISA Compliance. ...............................................  21
     4.19. Federal Tax Consolidation. ......................................  21
     4.20. Equal Support Rights. ...........................................  22

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5.   DEFAULT ...............................................................  23
     5.1.  Nature of Default. ..............................................  23
     5.2.  Default Remedies. ...............................................  25

6.   INTERPRETATION OF THIS AGREEMENT ......................................  26
     6.1.  Terms Defined. ..................................................  26
     6.2.  Accounting Principles. ..........................................  43
     6.3.  Directly or Indirectly. .........................................  43
     6.4.  Section Headings, Table of Contents; Independent Construction. ..  43
     6.5.  Governing Law. ..................................................  44

7.   PURCHASER'S SPECIAL RIGHTS ............................................  44
     7.1.  Registration of Notes. ..........................................  44
     7.2.  Exchange of Notes. ..............................................  44
     7.3.  Replacement of Notes. ...........................................  44
     7.4.  Direct Payment. .................................................  44

8.   MISCELLANEOUS .........................................................  45
     8.1.  Notices. ........................................................  45
     8.2.  Reproduction of Documents. ......................................  45
     8.3.  Purchase for Investment. ........................................  46
     8.4.  Successors and Assigns. .........................................  46
     8.5.  Amendment and Waiver; Acquisition of Notes. .....................  46
     8.6.  Payments, When Received. ........................................  47
     8.7.  Duplicate Originals. ............................................  47

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                       ANNEXES, ATTACHMENTS AND EXHIBITS


Annex 1:                   Purchaser Information
Attachment A-1:            Form of Series A Senior Note
Attachment A-2:            Form of Series B Senior Note
Attachment A-3:            Form of Series C Senior Note
Attachment B:              Warranties and Representations
Schedule A:                Disclosure Schedule to Attachment B
Attachment C:              Closing Conditions
Exhibit A1:                Form of Company General Counsel's Opinion
Exhibit A2:                Form of Company Delaware Counsel's Opinion
Exhibit A3:                Form of Purchasers' Special Counsel's Opinion
Exhibit B:                 Form of Company Officer's Certificate
Exhibit C:                 Form of Company Secretary's Certificate

                                   TELMARK LLC

                                 NOTE AGREEMENT

           $35,000,000 4.34% SERIES A SENIOR NOTES DUE AUGUST 1, 2004 $25,000,000 4.94% SERIES B SENIOR NOTES DUE AUGUST 1, 2005 $40,000,000 6.09% SERIES C SENIOR NOTES DUE AUGUST 1, 2012


                                                      Dated as of August 1, 2002

To the Purchaser Named on
the Signature Page Hereto

Dear Purchaser:

Telmark LLC, a Delaware limited liability company (the "Company"), hereby agrees with you as follows:

1.   PURCHASE AND SALE OF NOTES

     1.1.      ISSUE OF NOTES.

               (a)  The Company will authorize the issue of:

                    (i) Thirty-Five Million Dollars ($35,000,000) principal amount of its 4.34% Series A Senior Notes due August 1, 2004 (the "Series A Notes"),

                    (ii) Twenty-Five Million Dollars ($25,000,000) principal amount of its 4.94% Series B Senior Notes due August 1, 2005 (the "Series B Notes"), and

                    (iii) Forty Million Dollars ($40,000,000)  principal  amount of its 6.09% Series C Senior Notes due August 1, 2012 (the "Series C Notes", and together with the Series A Notes and the Series B Notes, the "Notes").

               (b) The Notes shall rank pari passu with the Company's other unsecured Senior Debt and will be in the form of the Notes set out in Attachment A-1 hereto in the case of the Series A Notes, in Attachment A-2 hereto in the case of the Series B Notes, and in Attachment A-3 hereto in the case of the Series C Notes. Each Note will bear interest on the unpaid principal balance thereof from the date of the Note at the annual rate indicated with respect to Notes of such series in Section 1.1(a) hereof. If payment on any note is not paid when due, such unpaid amount shall thereafter bear interest until paid at an annual rate equal to 2% per annum in excess of the rate indicated with respect to Notes of such series in

     Section 1.1(a) hereof. Interest payable on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     1.2.      PURCHASE OF THE NOTES.

               (a) Subject to the provisions of this Agreement, the Company hereby agrees to sell to you and you hereby agree to purchase from the Company, Notes in the aggregate principal amount and in the series set forth opposite your name on Annex I hereto at one hundred percent (100%) of the principal amount thereof. The closing (the "Closing") of your purchase will be held at 10:00 a.m. on August 1, 2002 or such other date as may be mutually agreed upon by you, the Company and the Other Purchasers (the "Closing Date") at the office of your special counsel, Bingham McCutchen LLP, Hartford, Connecticut. On the Closing Date, the Company will deliver to you one or more Notes (as set forth opposite your name on Annex 1 hereto) of the series and in the aggregate principal amount of your purchase, dated the Closing Date, and registered in the manner specified in Annex 1 hereto, against payment to the Company by federal funds wire transfer in immediately available funds of the purchase price thereof.

               (b) Contemporaneously herewith, the Company is entering into separate Note Agreements (the "Other Agreements") identical (except for the name and signature of the purchasers) to this Agreement (this Agreement and the Other Agreements being herein sometimes referred to, collectively, as the "Note Agreement") with each other purchaser (individually, an "Other Purchaser" and collectively, the "Other Purchasers") listed on Annex 1 hereto, providing for the sale to each Other Purchaser of Notes of the series and in the aggregate principal amount set forth opposite its name on such Annex 1 hereto. This Agreement and the Other Agreements shall constitute one single agreement for purposes of New York General Obligations Law Section 5-501.

     1.3.      EXPENSES; ISSUE TAXES.

     Whether or not the Notes are sold, the Company will pay all expenses relating to this Agreement, including but not limited to:

               (a)  the cost of reproducing this Agreement and the Notes;

               (b) the reasonable fees and disbursements of your special counsel;

               (c) the cost of delivering to or from your home office or custodian bank, insured to your satisfaction, the Notes purchased by you, any Note surrendered by you to the Company pursuant to this Agreement and any Note issued to you in substitution or replacement for a surrendered Note;

               (d) all costs relating to any amendments, waivers or consents pursuant to the provisions hereof whether or not any such amendment, waiver or consent becomes effective;

               (e) all costs, reasonable attorney's fees and expenses of every kind and character incurred in the enforcement or defense of any of the
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     provisions  of  this   Agreement  or  the  Notes,   the  preparation   for,
     negotiations regarding, consultations concerning, or the defense of legal proceedings involving, any claim or claims made or threatened against you arising out of this Agreement or the Notes; and

               (f) the cost of obtaining a private placement number with respect to the Notes from the CUSIP Service Bureau of Standard & Poor's (a division of The McGraw-Hill Companies (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners)).

     The Company will pay all taxes in connection with the issuance and sale of the Notes and in connection with any modification of the Notes and will save you harmless against any and all liabilities with respect to such taxes. The obligations of the Company under this Section 1.3 shall survive the payment of the Notes and the termination of this Agreement.

     1.4.      SOURCE OF FUNDS.

     You represent, with respect to the funds with which you are acquiring the Notes, either that:

               (a) GENERAL ACCOUNT -- such funds are from your general account assets or from assets of one or more segments of such general account, as the case may be, and that, solely for purposes of determining whether such acquisition is a "prohibited transaction" (as provided for in section 406 of ERISA or section 4975 of the IRC), all requirements for an exemption under DOL Prohibited Transaction Exemption 95-60 (60 Federal Register 35925, July 12, 1995) which are within your control have been satisfied. It is understood that in making the representation set out in this clause
     (a) you are  relying  on the  representations  of the  Company set forth in
     Section 17(d) of  Attachment B hereto);

               (b) SEPARATE ACCOUNT -- such funds are attributable to a "separate account" (as defined in section 3 of ERISA),

                    (i) 10% POOLED  SEPARATE  ACCOUNT -- in respect of which all requirements for an exemption under DOL Prohibited Transaction Class Exemption 90-1 are met with respect to the use of such funds to purchase the Notes,

                    (ii) IDENTIFIED PLAN ASSETS -- that is comprised of employee benefit plans identified by you in writing and with respect to which the Company hereby warrants and represents that, as of the Closing Date, neither the Company nor any ERISA Affiliate is a "party in interest" (as defined in section 3 of ERISA) or a "disqualified person" (as defined in section 4975 of the IRC) with respect to any plan so identified, or

                    (iii) GUARANTEED SEPARATE ACCOUNT -- that is maintained solely in connection with fixed contractual obligations of an insurance company, under which any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account (as provided by 29 C.F.R.
               section 2510.3-101 (h)(1)(iii));

               (c) QUALIFIED PLAN ASSET MANAGER -- such funds are attributable to an "investment fund" managed by a "qualified plan" asset manager (as such terms are defined in Part V of DOL Prohibited Transaction Class Exemption 84-14) and all requirements for an exemption under such Exemption are met with respect to the use of such funds to purchase the Notes; or

               (d) EXCLUDED PLAN -- such funds are attributable to an employee benefit plan that is excluded from the provisions of section 406 of ERISA by virtue of section 4(b) of ERISA.

     1.5.      FAILURE TO DELIVER, FAILURE OF CONDITIONS.

     If at the Closing the Company fails to tender to you the Notes to be purchased by you thereat, or if the conditions specified in Attachment C hereto have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this Section 1.5 shall operate to relieve the Company from any of its obligations hereunder or to waive any of your rights against the Company.

     1.6.      REPRESENTATIONS AND CLOSING CONDITIONS.

     To induce you to enter into this Agreement and to purchase the Notes, the Company makes the warranties and representations set forth in Attachment B hereto, effective as of the Closing Date. Your obligation to purchase the Notes at the Closing is subject to the satisfaction of all of the conditions precedent listed in Attachment C hereto.

2.   PAYMENT OF THE NOTES

     2.1.      REQUIRED PAYMENTS OF PRINCIPAL AND INTEREST

               (a) The Company shall pay :

                   (i) the entire outstanding principal amount of the Series A Notes and all interest accrued thereon on August 1, 2004.

                   (ii) the  entire outstanding principal amount of the Series B
               Notes and all interest accrued thereon on August 1, 2005.

                   (iii) in  addition to paying the entire outstanding principal amount of the Series C Notes and all interest accrued thereon on August 1, 2012, the Company shall prepay $10,000,000 of principal of the Series C Notes on August 1, 2006, and $5,000,000 of principal of the Series C Notes on each of August 1, 2007, August 1, 2008, August 1, 2009, August 1, 2010 and August 1, 2011 (each a "Series C Required Principal Prepayment" and, collectively, the "Series C Required Principal Prepayments"), together with interest accrued on the Series C Notes to the date of prepayment.

               (b) Each prepayment required by Section 2.1(a) will be allocated among the Notes of the applicable series at the time outstanding in proportion, as nearly as practicable, to the respective outstanding principal amounts of the Notes of such series, with adjustments, to the extent practicable, to equalize for any prior prepayments not in such proportion.

               (c) The Company's  obligation to make any prepayment  required by
     Section 2.1(a)(iii) hereof shall not be reduced by any partial prepayment pursuant to Section 2.2 hereof.

               (d) Interest on the Notes shall be paid semi-annually in arrears on August 1 and February 1 of each year beginning February 1, 2003 until the Notes are paid in full.

     2.2.      OPTIONAL PREPAYMENT OF PRINCIPAL.

               (a) The Company may prepay the Notes in whole or in part at any time, in multiples of Fifty Thousand Dollars ($50,000), at one hundred percent (100%) of the principal amount then being prepaid, together with the applicable Make Whole Amount at such time and accrued interest on the principal amount so prepaid, accrued to the prepayment date.

               (b) If a Change in Control shall have occurred prior to August 1, 2003, the Company may prepay the Notes in whole, but not in part, within thirty (30) days of such event, at one hundred percent (100%) of the principal amount then being prepaid, together with the applicable Modified Make Whole Amount at such time and accrued interest on the principal amount so prepaid, accrued to the prepayment date.

     2.3.      NOTICE, PRO-RATA PAYMENTS.

               (a) The Company will give notice of any optional prepayment of the Notes to each holder of the Notes not less than thirty (30) days nor
     more  than  sixty  (60)  days  before   the  date  fixed  for   prepayment,
     specifying:

                    (i) such date,

                    (ii) the aggregate principal amount of the Notes to be prepaid on such date

                    (iii) the principal amount of such holder's Notes to be prepaid on such date

                    (iv) the interest to be paid on such holder's Note,  accrued to the date fixed for payment, and

                    (v) a calculation (calculated as of the date of such notice)
               of the estimated Make Whole Amount, if any, due in connection with such prepayment.

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
     Such notice of prepayment shall also certify all facts which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make Whole Amount, if any, and accrued interest thereon, shall become due and payable on the specified prepayment date. Two
     (2) Business Days prior to the making of such prepayment, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Principal Financial Officer of the Company specifying the details of the calculation of such Make Whole Amount as of the specified prepayment date.

               (b) If there is more than one Note outstanding, the principal amount of each optional partial prepayment will be allocated among the Notes at the time outstanding (irrespective of series) in proportion, as nearly as practicable, to the respective outstanding principal amounts of the Notes, with adjustments, to the extent practicable, to equalize for any prior prepayments not in such proportion.

     2.4.      OFFER TO PREPAY UPON CHANGE IN CONTROL

               (a)  NOTICE AND OFFER. In the event of either:

                    (i) a Change in Control, or

                    (ii) the  obtaining of  knowledge of a Control  Event by any officer of the Company or any Subsidiary (including, without limitation, via the receipt of notice of a Control Event from any holder of Notes),

     the Company will, within three (3) Business Days of the occurrence of either of such events, give written notice of such Change in Control or Control Event to each holder of Notes by certified mail (with a copy thereof sent via an overnight courier of national reputation) and, simultaneously with the sending of such written notice, give telephonic advice of such Change in Control or Control Event to an investment officer or other similar representative or agent of each such holder specified on Annex 1 hereto at the telephone number specified thereon, or to such other Person at such other telephone number as any holder of a Note may specify to the Company in writing.

               In the event of a Change in Control, such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay all, but not less than all, the Notes held by such holder on a date specified in such notice (the "Control Prepayment Date") that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice. If the Control Prepayment Date shall not be specified in such notice, the Control Prepayment Date shall be the thirtieth (30th) day after the date of posting of such notice. If the Company shall not have received a written response to such notice from each holder of Notes within ten (10) days after the date of posting of such notice to such holder of Notes, then the Company shall immediately send a second written notice via an overnight
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
     courier of national reputation to each such holder of Notes who shall have not previously responded to the Company, which notice shall also specify the Control Prepayment Date.

               (b) ACCEPTANCE AND PAYMENT. To accept or reject such offered prepayment, a holder of Notes shall cause a notice of such acceptance or rejection to be delivered to the Company on or prior to the fifteenth
     (15th) day after the date of receipt by such holder of the latest written offer of such prepayment (the "Offer Determination Date"). If so accepted, such offered prepayment shall be due and payable on the Control Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes, together with the applicable Modified Make Whole Amount as of the Control Prepayment Date with respect thereto and interest on the Notes then being prepaid accrued to the Control Prepayment Date. If a holder of Notes shall not have responded to such offered prepayment on or prior to the Offer Determination Date, such holder shall be deemed to have accepted such offered prepayment.

               (c) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 2.4 shall be accompanied by a certificate, executed by a Principal Financial Officer of the Company and dated the date of such offer, specifying:

                    (i) the Control Prepayment Date;

                    (ii) that such offer is made pursuant to Section 2.4 of this
               Agreement;

                    (iii) the  principal  amount and series of each Note offered to be prepaid;

                    (iv) the interest that would be due on each such Note offered to be prepaid, accrued to the date fixed for payment;

                    (v) the  calculation  of an  estimated  Modified  Make Whole
               Amount, if any (calculated as if the date of such notice was the date of prepayment), that would be due in connection with such offered prepayment, accompanied by a copy of any applicable documentation used in connection with determining the Make Whole Discount Rate in respect of such prepayment; and

                    (vi) in reasonable  detail,  the nature and date or proposed date of the Change in Control.

     Each such notice shall also contain a legend specifying that such holder shall be deemed to have accepted such offered prepayment if such holder shall not have responded to such offer on or prior to the fifteenth (15th) day following such holder's receipt of such notice.

               (d) EFFECT OF PREPAYMENT. Each partial prepayment of the principal of the Notes of any series made pursuant to this Section 2.4 shall be applied against and reduce each of the then remaining Required

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
     Principal Prepayments of the Notes and the payment of principal due at maturity by a percentage equal to the aggregate principal amount of the Notes of such series so prepaid divided by the aggregate principal amount of the Notes of such series outstanding immediately prior to such prepayment.

               (e) NOTICE CONCERNING STATUS OF HOLDERS OF NOTES. Promptly after each Control Prepayment Date and the making of all prepayments contemplated on such Control Prepayment Date under this Section 2.4 (and, in any event, within thirty (30) days thereafter), the Company shall deliver to each remaining holder of Notes a certificate signed by a Principal Financial Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes of each series held by each such holder at such time.

3.   INFORMATION AS TO COMPANY

     3.1.      FINANCIAL AND BUSINESS INFORMATION.

     The Company will deliver to you, if at the time you or your nominee holds any Notes (or if you are obligated to purchase any Notes), and to each other Institutional Holder of outstanding Notes:

               (a) QUARTERLY STATEMENTS -- within forty-five (45) days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, two copies of:

                    (i) a  consolidated  balance  sheet of the  Company  and its consolidated subsidiaries, and a consolidating and consolidated balance sheet of the Company and the Restricted Subsidiaries, all as at the end of such quarter; and

                    (ii) consolidated statements of income, retained earnings and cash flows of the Company and its consolidated subsidiaries, and similar consolidating and consolidated statements of the Company and the Restricted Subsidiaries, for that quarter and for the portion of the fiscal year ending with such quarter;

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, and accompanied by a certificate signed by a Principal Financial Officer of the Company stating that such financial statements present fairly the financial condition of the companies being reported upon and have been prepared in accordance with Generally Accepted Accounting Principles consistently applied;

               (b) ANNUAL STATEMENTS -- within ninety (90) days after the end of each fiscal year of the Company, two copies of,

                    (i) a  consolidated  balance  sheet of the  Company  and its consolidated subsidiaries, and a consolidating and consolidated balance sheet of the Company and the Restricted Subsidiaries, all as at the end of that year; and

                    (ii) consolidated statements of income, retained earnings and cash flows of the Company and its consolidated subsidiaries, and similar consolidating and consolidated statements of the Company and the Restricted Subsidiaries, for that year;

setting forth in each case in comparative form the figures for the previous fiscal year and, in the case of consolidated balance sheets and statements, accompanied by an opinion of a firm of independent certified public accountants of recognized national standing stating, without qualification as to the scope of the audit or the Company's ability to continue as a going concern, that such financial statements present fairly the financial condition of the companies being reported upon and have been prepared in accordance with Generally Accepted Accounting Principles consistently applied (except for changes in application which are noted in such financial statements and in which such accountants concur), and supplemented by the Robert Morris Associates "Captive Finance Company Questionnaire" fully and accurately completed for such fiscal year;

               (c) SEC AND OTHER REPORTS -- promptly upon their becoming available one copy of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any Subsidiary with, or received by such Person in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency;

               (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- immediately upon becoming aware of the existence of any Default, or Event of Default, a written notice describing the nature and period of existence thereof and the action the Company is taking or proposes to take with respect thereto;

               (e) NOTICE OF CLAIMED DEFAULT -- immediately upon becoming aware that the holder of any other evidence of indebtedness or other Security of the Company or any Subsidiary has given notice (or taken any other action) with respect to a claimed default, breach, Default or Event of Default, a written notice describing the notice given (or action taken) and the nature of the claimed default, breach, Default or Event of Default and the action the Company or such Subsidiary, as the case may be, is taking or proposes to take with respect thereto;

               (f) AUDIT REPORTS -- promptly upon receipt thereof, one copy of each report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;


               (g) ERISA -- immediately upon becoming aware of the occurrence of any:

                    (i) "reportable event," as such term is defined in Section 4043 of ERISA, or

                    (ii)  "Prohibited  transaction,"  as such term is defined in
               Section 4975 of the IRC,

in connection with any Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the PBGC and/or the U.S. Department of Labor with respect thereto; and

               (h) REQUESTED INFORMATION -- with reasonable promptness, any other data and information which may be reasonably requested from time to time.

     3.2.      OFFICER'S CERTIFICATES.

     With each set of financial statements delivered pursuant to Section 3.1(a) or Section 3.1(b) hereof, the Company will deliver a certificate signed by a Principal Financial Officer of the Company setting forth:

               (a) COVENANT COMPLIANCE -- the information (including, where appropriate, detailed calculations) required in order to establish compliance with Section 4 hereof during the periods covered by the financial statements then being furnished; and

               (b) DEFAULT OR EVENT OF DEFAULT -- that the signer has reviewed the relevant terms of this Agreement and has made, or caused to be made, under the signer's supervision, a review of the transactions and conditions of the Company and the Subsidiaries during the period covered by the financial statements then being furnished and that the review has not disclosed the existence of any Default or Event of Default or, if any such Default or Event of Default exists, describing the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

     3.3.      ACCOUNTANTS' CERTIFICATES.

     Each set of financial statements delivered pursuant to Section 3.1(b) hereof will be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and indicating whether, in making their audit, they have become aware of any Default or Event of Default, and, if any such Default or Event of Default exists, describing its nature.

     3.4.      INSPECTION.

     The Company will permit your representatives, while you or your nominee holds any Note, or the representatives of any other Institutional Holder of the Notes to visit and inspect any of the Properties of the Company or any Subsidiary, to examine and make copies and extracts of all their books of account, records, reports and other papers, and to discuss their respective affairs, finances and accounts with their respective officers, employees with management duties and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Subsidiaries), all at reasonable times and as often as may be reasonably requested. The costs of each such inspection shall be borne by the holder conducting same; provided that if a Default or an Event of Default exists at the time of an inspection, the costs of such inspection shall be paid by the Company.

     3.5.      REPORT TO NAIC.

     Concurrently with the delivery to you of each annual statement  required by
Section 3.1(b) hereof, the Company will deliver a copy thereof to: Securities Valuation Office, National Association of Insurance Commissioners, 195 Broadway, 19th Floor, New York, New York 10007, provided, that failure to so deliver shall not result in an Event of Default hereunder.

4.   COMPANY BUSINESS COVENANTS

     The Company covenants that on and after the Closing Date until the Notes are paid in full:

     4.1.      PAYMENT OF TAXES AND CLAIMS.

     The Company, and each Subsidiary, will pay, before they become delinquent,

               (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

               (b) all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehousers, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its Property; provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings, if and for so long as:

                    (i) in  the  opinion  of the  accountants  who  certify  the financial statements delivered pursuant to Section 3.1(b) hereof, adequate book reserves have been established with respect thereto,

                    (ii) the owning company's title to its Property is not materially adversely affected, and

                    (iii) the owning company's use of the Property in the ordinary course of its business is not materially interfered with.

     4.2.      MAINTENANCE OF PROPERTIES AND EXISTENCE.

     The Company, and each Subsidiary, will:

               (a) PROPERTY -- maintain its Property in good  condition and make
      all  necessary   renewals,   replacements,   additions,   betterments  and
      improvements thereto;

               (b) INSURANCE -- maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies, of such types (including public liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the case of companies of established reputations engaged in the same or similar business and similarly situated;

               (c) FINANCIAL RECORDS -- keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with Generally Accepted Accounting Principles consistently applied;

               (d) EXISTENCE AND RIGHTS -- do or cause to be done all things necessary:

                    (i) to  preserve  and  keep in full  force  and  effect  its existence, rights and franchises, and

                    (ii) to maintain each Restricted  Subsidiary as a Restricted
               Subsidiary,  except as  otherwise  permitted  by Section 4.12 and
               Section 4.13 hereof, and

               (e) COMPLIANCE WITH LAW -- not be in violation of any laws, ordinances, or governmental rules and regulations to which it is subject and will not fail to maintain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, if such violation or failure to maintain might, individually or in the aggregate, materially adversely affect the Properties, business, prospects, profits or condition (financial or otherwise) of the Company or the Subsidiaries.

     4.3.      MAINTENANCE OF OFFICE.

     The Company will maintain an office in the State of New York where notices, presentations and demands in respect of this Agreement or the Notes may be made upon it. Such office shall be maintained at Telmark LLC, 333 Butternut Drive, DeWitt, New York, until such time as the Company shall notify the holders of the Notes of a change of location.

     4.4.      TANGIBLE NET WORTH.

     The Company will at all times maintain Tangible Net Worth in an amount not less than the sum of $96,936,500 plus fifty percent (50%) of Consolidated Net Income (if a positive number) for each fiscal year ending after June 30, 2001.

     4.5.      DEBT

               (a) Neither the Company nor any Restricted Subsidiary will become liable for or permit any of its Property to become subject to any Debt (other than Subordinated Debt) in favor of any Affiliate or any Restricted Subsidiary unless the proceeds of such Debt are used by the Company or such Restricted Subsidiary for working capital purposes, and such Debt is unsecured and payable either on demand or within one (1) year of the date such Debt is incurred and is not renewable or extendible at the sole option of the Company or such Restricted Subsidiary to a date more than one (1) year after the date such Debt is incurred.

               (b) Any Person which becomes a Restricted Subsidiary after the date of this Agreement shall be deemed to become liable, at the time it becomes a Restricted Subsidiary, for all Debt for which it is then liable or to which any of its Property is then subject.

     4.6.      INTEREST COVERAGE.

     The Company will at all times maintain Earnings Available for Fixed Charges for the period of four fiscal quarters then most recently ended at not less than one hundred twenty-five percent (125%) of Fixed Charges for such period.

     4.7.      DEBT RATIO.

     The Company will at all times maintain a Debt Ratio of no greater than six to one (6:1).

     4.8.      GUARANTIES.

     Neither the Company nor any Restricted Subsidiary will become liable for, or permit any of its Property to become subject to, any Guaranty, unless:

               (a) such Guaranty is made by the Company;

               (b) the maximum dollar amount of the obligation being guaranteed is readily ascertainable by the terms of such obligation, or the agreement or instrument evidencing such Guaranty specifically limits the dollar amount of the maximum exposure of the guarantor thereunder; and

               (c) either:

                    (i) such Guaranty is permitted by Section 4.14 hereof, or

                    (ii) after  giving  effect to such  Guaranty  the  aggregate amount of all Guaranties of the Company (other than those permitted by Section 4.14 hereof) does not exceed ten percent (10%) of the aggregate Debt (other than Subordinated Debt and Guaranties permitted under Section 4.14 hereof) of the Company.


     4.9.      LIENS AND ENCUMBRANCES.

               (a) Neither the Company nor any Restricted Subsidiary will cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or subsequently acquired, to be subject to a Lien; provided that the following Liens shall be excepted from such prohibition:

                    (i) Liens  securing  the  payment of taxes,  assessments  or governmental charges or levies or the claims or demands of suppliers, mechanics, carriers, warehousers, landlords and other like Persons, provided that the payment thereof is not at the time required by Section 4.1 hereof;

                    (ii) Liens incurred or deposits made in the ordinary  course of business:

                         (A)   in   connection   with   workers    compensation,
                    unemployment insurance, social security and other like laws, or

                         (B) to secure  the  performance  of  letters of credit,
                    bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations,

               in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                    (iii) attachment, judgment and other similar Liens arising in connection with court proceedings, provided that:

                         (A) the execution and other enforcement are effectively
                    stayed,

                         (B)  all  claims  which  the  Liens  secure  are  being
                    actively   contested  in  good  faith  and  by   appropriate
                    proceedings, and

                         (C) adequate book reserves have been  established  with
                    respect thereto;

                    (iv) Liens on Property of a Restricted Subsidiary,  provided that they secure only obligations owing to the Company or a Wholly-Owned Restricted Subsidiary;

                    (v) inchoate liens arising under ERISA to secure any contingent liability of the Company permitted by Section 4.18 hereof;

                    (vi) Liens on Property of a Person existing at the time such
               Person is merged or consolidated with or into the Company or a Restricted Subsidiary or at the time of a sale of the Properties of such Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, and Purchase Money Liens on Property first acquired by the Company or a Restricted Subsidiary after the date of this Agreement; provided that in either case,

                         (A) no such Lien shall  extend to or cover any Property
                    other than the Property initially subject thereto and improvements thereto,

                         (B) no such Lien shall  secure an  aggregate  amount of
                    Debt which is greater than eighty percent (80%) of the lesser of:

                              (I) the Fair Market Value of the Property which is
                         the subject of such Lien, and

                              (II) the related  purchase price or acquisition or
                         construction costs of such Property, and

                         (C) the  incurrence  of the Debt  secured  by each such
                    Lien does not  violate  any  restriction  of Section  4.5 or
                    Section 4.7 hereof;

                    (vii) Liens on property acquired by the Company in the ordinary course of business in satisfaction of debt owed to the Company, provided that the Company shall undertake, in accordance with industry practice, to dispose promptly of any such property;

                    (viii) Liens on assets of a Securitization Subsidiary;

                    (ix) Statutory liens created by the Farm Credit Act (12 U.S.C. section 2131(c)) encumbering the Company's equity holdings in a Bank for Cooperatives which is a member of the Farm Credit System; and

                    (x) Liens  existing on the Closing  Date and  identified  in
               Attachment B hereto.

               (b) In case any Property shall be subject to a Lien in violation of this Section 4.9, the Company shall make or cause to be made provision whereby the Notes shall be secured equally and ratably with all other obligations secured thereby, and in any such case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. Such violation of this Section 4.9 shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 4.9(b).

     4.10.     DISTRIBUTIONS AND RESTRICTED INVESTMENTS.

               (a) Neither the Company nor any Restricted Subsidiary will declare, make or incur any liability to make, any Distribution unless, immediately after giving effect thereto:

                    (i) no Default or Event of Default would exist; and

                    (ii) the Company could incur at least One Dollar  ($1.00) of additional Debt without violating Section 4.5 or Section 4.7 hereof,

     provided, that the Company or any Restricted Subsidiary may make a Distribution which would otherwise be prohibited by this Section 4.10 if, at the time of the declaration thereof, the payment of such Distribution would not have violated the provisions of this Section 4.10.

               (b) Neither the Company nor any Restricted Subsidiary will authorize a Distribution which is payable more than sixty (60) days after authorization.

               (c)  Neither  the  Company  nor any  Restricted  Subsidiary  will declare, make or incur any liability to make any Distribution or Restricted Investment unless immediately after giving effect to the proposed Distribution or Restricted Investment:

                    (i) no Default or Event of Default would exist, and

                    (ii) the sum of:

                         (A) the amount of all  Restricted  Investments  (valued
                    immediately after such action, as provided in the definition thereof) made by the Company after June 30, 2000 and outstanding as of the date of calculation, plus

                         (B) the amount of all Distributions made after June 30,
                    2000 by the Company,

                    would not exceed fifty percent (50%) of Consolidated Net Income for the period from July 1, 1999 through the date of determination.

     4.11.     LEASES.

               (a) OPERATING LEASES. Neither the Company nor any Restricted Subsidiary will become liable, renew or extend as lessee under, or become liable by Guaranty of the obligations of any other Person as lessee under, any Operating Lease unless, after giving effect thereto and to any concurrent transactions, aggregate annual Rentals during any future period of twelve (12) consecutive months under all outstanding Operating Leases would not exceed ten percent (10%) of Consolidated Net Revenues for the then most recently completed fiscal year of the Company.

               (b) FINANCING LEASES. Neither the Company nor any Restricted Subsidiary will become liable as lessee, renew or extend as lessee under, or become liable by Guaranty of the obligations of any other Person as lessee under, any Financing Lease unless the incurrence of such Debt and any related Lien under such Financing Lease does not cause a violation of
     Section 4.5, Section 4.7 or Section 4.9 hereof.

               (c) LEASE-BACK. Neither the Company nor any Restricted Subsidiary will sell and lease back (whether or not under a Financing Lease) any Property.

               (d) RESTRICTED SUBSIDIARY. Any Person which becomes a Restricted Subsidiary after the date of this Agreement shall be deemed to become liable, at the time it becomes a Restricted Subsidiary, under all leases under which it is liable as lessee, or by Guaranty of the obligations of any other person as lessee, existing immediately after it becomes a Restricted Subsidiary.

     4.12.     DISPOSAL OF A RESTRICTED SUBSIDIARY.

     Neither the Company nor any Restricted Subsidiary will sell or otherwise dispose of any Debt or any equity interest (or any options or warrants to purchase equity interests or other Securities exchangeable for or convertible into equity interests) of a Restricted Subsidiary (said equity interests, options, warrants and other Securities herein called "Subsidiary Stock"), nor will any Restricted Subsidiary issue, sell or otherwise dispose of any shares of its own Subsidiary Stock except to the Company or a Wholly-Owned Restricted Subsidiary; provided that the foregoing restrictions do not apply to:

               (a) the issue of directors' qualifying shares;

               (b) the issue by a Restricted Subsidiary of additional Subsidiary Stock in a stock dividend or similar transaction which maintains the proportionate interest of the Company and its other Restricted Subsidiaries in the Subsidiary Stock of the issuing company; and

               (c) the sale at one time to a Person other than an Affiliate of the entire investment of the Company and its other Restricted Subsidiaries in any Restricted Subsidiary, if all of the following conditions are met:

                    (i) the amount of the assets  (valued at net book  value) of such Restricted Subsidiary, together with the amount of all other assets of the Company and all Restricted Subsidiaries previously disposed of (other than in Ordinary Course Transactions and as permitted by Section 4.13(a) (ii) hereof) during the current fiscal year, does not exceed five percent (5%) of Consolidated Assets as of the end of the fiscal year of the Company then most recently ended;

                    (ii) in the opinion of the Board of  Directors,  the sale is for fair value and is in the best interests of the Company;

                    (iii) the  Restricted  Subsidiary  being  disposed of has no continuing investment in any other Restricted Subsidiary not being simultaneously disposed of or in the Company; and

                    (iv) immediately  after the consummation of the transaction, and after giving effect thereto,

                         (A) no Default or Event of Default would exist, and

                         (B) the Company could incur at least One Dollar ($1.00)
                    of additional Debt without  violating Section 4.5 or Section
                    4.7 hereof.

     4.13.     SALE OF ASSETS OR MERGER.

               (a) SALE OF ASSETS -- Neither the Company nor any Restricted Subsidiary will, except in Ordinary Course Transactions, sell, lease, transfer or otherwise dispose of any of its assets; provided that the foregoing restriction does not apply to:

                    (i) transactions permitted by Section 4.12 or Section 4.13(b) hereof, or

                    (ii) sale of assets at Fair Market Value for a cash consideration to a Securitization Subsidiary, or

                    (iii) the sale of  assets,  including,  without  limitation, participation interests in leases, for a cash consideration to a Person (other than an Affiliate), if all of the following conditions are met:

                         (A) the  amount  of such  assets  (valued  at net  book
                    value), together with the amount of all other assets of the Company and all Restricted Subsidiaries previously disposed of (other than in Ordinary Course Transactions) as permitted by this Section 4.13(a) or by Section 4.12 hereof during the current fiscal year, does not exceed five percent (5%) of Adjusted Consolidated Assets as of the end of the fiscal year of the Company then most recently ended;

                         (B) in the opinion of the Board of Directors,  the sale
                    is for fair value and is in the best interests of the Company; and

                         (C)   immediately   after  the   consummation   of  the
                    transaction, and after giving effect thereto,

                              (I) no Default or Event of  Default  would  exist,
                         and

                              (II) the  Company  could incur at least One Dollar
                         ($1.00) of additional  Debt without  violating  Section
                         4.5 or Section 4.7 hereof.

               (b) MERGER AND CONSOLIDATION -- Neither the Company nor any Restricted Subsidiary will consolidate with or merge into, or sell all or substantially all of its assets to, any other Person or permit any other Person to consolidate with or merge into it (except that a Restricted Subsidiary may consolidate with or merge into, or sell all or substantially all of its assets to, the Company or a Wholly-Owned Restricted Subsidiary other than a Securitization Subsidiary); provided that the foregoing restriction does not apply to the merger or consolidation of the Company with, or to the sale of all or substantially all of the Company's assets to, a corporation or limited liability company if all of the following conditions are met:

                    (i)  the  entity   which   results   from  such   merger  or
               consolidation or which acquires all or  substantially  all of the

               Company's assets (the "Surviving Entity") is organized under the laws of the United States or a jurisdiction thereof,

                    (ii) the due and  punctual  payment of the  principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Company, are expressly assumed in writing by the Surviving Entity;

                    (iii) after giving effect to the proposed merger, consolidation or sale of assets, the Surviving Entity will be primarily engaged in the business of the Company as described in Attachment B hereto;

                    (iv) immediately  after the consummation of the transaction, and after giving effect thereto,

                         (A) no Default or Event of Default would exist, and

                         (B) the  Surviving  Entity  could  incur at  least  One
                    Dollar ($1.00) of additional Debt without  violating Section
                    4.5 or Section 4.7 hereof;

                    (v) if any Property of the Surviving Entity would be subject to one or more Liens (other than Liens permitted by clause (i) through clause (viii) of Section 4.9(a) hereof) upon consummation of the transaction, the Surviving Entity shall have made or caused to be made provision whereby the Notes will, at all times subsequent to the consummation of said merger, consolidation or sale of assets, be secured equally and ratably with each other obligation secured by any one or more of such Liens pursuant to documentation satisfactory to the holders of at least sixty-five percent (65%) of the principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, the Subsidiaries or Affiliates);

                    (vi) the  Surviving  Entity shall make, or cause to be made, adequate provision whereby the Notes will at all times be secured equally and ratably with each obligation thereafter issued by the Surviving Entity and secured by a Lien (other than Liens permitted by clause (i) through clause (vii) of Section 4.9(a) hereof); and

                    (vii) prior to the consummation of said merger, consolidation or sale of assets the Surviving Entity will promptly deliver or cause to be delivered to each holder of the
               Notes:
                         (A) a  certificate  signed by the  President  or a Vice
                    President and the Treasurer or an Assistant Treasurer of the Surviving Entity certifying that the requirements of this
                    Section 4.13(b) have been complied with; and

                         (B) an opinion of counsel for the  Surviving  Entity to
                    the effect that

                              (I) such requirements have been complied with,

                              (II) the assumptions required by Section 4.13(b)(ii) hereof are valid and binding obligations of the Surviving Entity enforceable in accordance with their terms, and

                              (III) the merger, consolidation or sale of assets,
                         as the case may be, is permitted by all applicable laws.

               (c) SECURITIZATIONS -- at no time shall the Company permit (i) the aggregate liabilities of all Securitization Subsidiaries to exceed twenty-five percent (25%) of Total Liabilities at such time, or (ii) any Securitization Subsidiary to be designated as other than a Securitization Subsidiary for purposes of this Agreement.

     4.14.     SALE OR DISCOUNT OF RECEIVABLES.

     Neither the Company nor any Restricted Subsidiary will discount or sell for less than the greater of the face value or market value thereof any of its notes receivable or accounts receivable or any interest in any thereof. Neither the Company nor any Restricted Subsidiary will sell with recourse any of its notes receivable or accounts receivable unless (i) the recourse obligation of the selling company with respect to any such sale is not greater than 15% of the proceeds of such sale, and (ii) the selling company establishes an adequate provision for losses from recourse at the time of sale and retains full responsibility for servicing and collecting such notes or receivables so sold. Neither the Company nor any Restricted Subsidiary will sell any note receivable or account receivable having a balance of $2,500,000 or more (or any interest therein) unless such sale is without recourse and the selling company retains full responsibility for servicing and collecting such note or receivable.

     4.15.     RESTRICTIONS ON BUSINESS.

     Neither the Company nor any Subsidiary will engage in any business if, as a result of such action, the nature of the business engaged in by the Company and the Restricted Subsidiaries as of the Closing Date (and described in Attachment B hereto) would be substantially changed. No Securitization Subsidiary shall take any action other than the actions contemplated by the definition of "Securitization Subsidiary" in Section 6.1 hereof.

     4.16.     TRANSACTIONS WITH AFFILIATES.

               (a) ARMS-LENGTH. Neither the Company nor any Restricted Subsidiary will enter into any transaction (including the purchase, sale or exchange of Property or the rendering of any service) with any Affiliate except upon fair and reasonable terms which are at least as favorable to the Company or the Restricted Subsidiary as would be obtained in a comparable arm's-length transaction with a non-Affiliate.

               (b) CONCENTRATION LIMITS. At no time shall the aggregate amount owing from any one or more Affiliates constitute more than ten percent (10%) of Consolidated Tangible Assets.

     4.17.     RESTRICTED SUBSIDIARY INDEBTEDNESS.

     No Restricted Subsidiary will incur or have outstanding any indebtedness for borrowed money or any obligations as lessee under any Financing Lease, except:

               (a) indebtedness owed to the Company or a Wholly-Owned Restricted Subsidiary,

               (b) indebtedness of a Securitization Subsidiary, and

               (c) indebtedness of Telease Financial Services LTD. of up to an aggregate amount of $10,000,000.

     4.18.     ERISA COMPLIANCE.

               (a) The Company will not permit the present value of all employee benefits vested under any Benefit Plan to exceed the present value of the assets of such Benefit Plan allocable to such vested benefits.

               (b) All assumptions and methods used to determine the actuarial valuation of vested employee benefits under each Benefit Plan and the present value of assets of each Benefit Plan shall be reasonable in the good faith judgment of the Company and shall comply with all requirements of law.

               (c) Neither the Company nor any Subsidiary will at any time permit any Benefit Plan to:

                    (i) engage in any  "prohibited  transaction" as such term is defined in Section 4975 of the IRC or Section 406 of ERISA;

                    (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

                    (iii) terminate any such Benefit Plan in a manner which could result in the imposition of a Lien on the Property of the Company or any Restricted Subsidiary pursuant to Section 4068 of ERISA.

     4.19.     FEDERAL TAX CONSOLIDATION.

               (a) With respect to any period during which the Company is a corporation, the Company will not file or consent to the filing of any consolidated federal tax return for any taxable year with any Person other than a Subsidiary, Agway, a subsidiary of Agway or a subsidiary of such subsidiary. In the event that a consolidated federal tax return permitted by the preceding sentence is filed for any taxable year, neither the Company nor any Subsidiary shall be required to pay a greater portion of the consolidated tax liability for such year of the group of corporations joining in the filing of such return than the portion thereof allocated to such corporation under the method regularly employed by Agway heretofore for purposes of making such allocation, provided that the total portion of such consolidated tax liability paid by the Company and the Restricted Subsidiaries joining in the filing of such return for any taxable year shall not exceed the consolidated tax liability that would have been incurred by the Company and the Restricted Subsidiaries if they had filed a separate consolidated tax return for such taxable year. Any amount determined in accordance with this Section 4.19(a) shall be subject to appropriate adjustment in accordance herewith in the event that the consolidated federal tax liability shown on any consolidated return is increased or reduced by reason of a final determination in connection with any audit by a taxing authority or a successful claim for a refund.

               (b) With respect to any period during which the Company is a limited liability company, if a consolidated federal tax return filed by Agway for any taxable year reflects the income, credits and other tax attributes of the Company or any Subsidiary, neither the Company nor any Subsidiary shall be required to pay a greater portion of the consolidated tax liability for such year of the group of corporations joining in the filing of such return than the portion thereof allocated to the Company or such Subsidiary under the method regularly employed by Agway prior to July 1, 1998, provided that the total portion of such consolidated tax liability paid by the Company and the Restricted Subsidiaries for any taxable year shall not exceed the consolidated tax liability that would have been incurred by the Company and the Restricted Subsidiaries if they had been corporations and had filed a separate consolidated tax return for such taxable year. Any amount determined in accordance with this Section 4.19(b) shall be subject to appropriate adjustment in accordance herewith in the event that the consolidated federal tax liability shown on any consolidated return is increased or reduced by reason of a final determination in connection with any audit by a taxing authority or a successful claim for a refund.

     4.20.     EQUAL SUPPORT RIGHTS.

     Pursuant to Section 2.2 and Section 2.3 of certain Amendment, Termination and Reinstatement Agreements, dated as of February 28, 1997 (collectively, the "Support Termination Agreement"), the holders of certain other senior notes issued by the Company have the right to obtain certain credit support from Agway, and certain modifications to their respective note agreements, under certain circumstances (collectively, "Support Rights"). The holders of the Notes shall have the same Support Rights (including, without limitation, the right to receive a substantially identical support agreement and substantially identical amendments to this Agreement) that the holders of such other senior notes have on the date hereof, whether or not such other notes are outstanding at any time in the future, and no amendment or termination of the Support Termination Agreement or of the Support Rights of such other holders shall affect the Support Rights of the holders of the Notes without the written consent of the holders of Notes necessary to amend this Agreement.

5.   DEFAULT

     5.1.      NATURE OF DEFAULT.

     An "Event of Default" shall exist if any of the following occurs and is continuing:

               (a) PRINCIPAL PAYMENTS -- failure to make any payment of principal or Make Whole Amount on any Note on or before the date such payment is due;

               (b) INTEREST PAYMENTS -- failure to make a payment of interest on any Note on the date such payment is due, and the continuation of such delinquency for more than five (5) days;

               (c) BREACH OF PARTICULAR COVENANTS -- failure to comply with any covenant contained in Section 3.1(d), Section 3.1(e) or in Section 4.4 through Section 4.20 hereof, inclusive;

               (d) OTHER BREACHES -- failure to comply with any other provision of this Agreement, which continues for more than thirty (30) days after it first becomes known to any officer of the Company;

               (e) FAILURE TO REINSTATE -- failure to comply with Section 2.2 or
     Section 2.3 of that certain Amendment, Termination and Reinstatement Agreement, dated as of February 28, 1997, among the Company, Agway, and the holders of certain of the senior notes of the Company other than the Notes, as such agreement existed on the date thereof without giving effect to any subsequent amendments or modifications; and

               (f) DEFAULT ON DEBT OR SECURITY -- failure by the Company or any Restricted Subsidiary to make one or more payments due on any Debt, interest rate swap or currency exchange obligation having an aggregate outstanding amount exceeding One Million Dollars ($1,000,000); or any event shall occur or any condition shall exist, the effect of which event or condition is:

                    (i) to cause (or  permit  one or more  Persons  to cause) to become due before its stated maturity or before its regularly scheduled date of payment of any Debt, interest rate swap or currency exchange obligation of the Company or any Restricted Subsidiary having an aggregate outstanding amount exceeding One Million Dollars ($1,000,000), or

                    (ii) to permit a trustee  or the  holder or  holders  of any
               Security (other than Voting Stock) to elect a majority of the directors of the Company or any Restricted Subsidiary;

               (g) WARRANTIES OR REPRESENTATIONS -- any warranty, representation or other statement by or on behalf of the Company contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement shall prove to have been false or misleading in any material respect on the date as of which made;

               (h)  INVOLUNTARY BANKRUPTCY PROCEEDINGS, ETC. --

                    (i) a  custodian,  receiver,  liquidator  or  trustee of the
               Company or any Restricted Subsidiary or of any of their respective Property, is appointed or takes possession, and such appointment or possession remains in effect for more than sixty
               (60) days; or

                    (ii) the Company or any Restricted Subsidiary fails generally to pay its debts as they become due; or the Company or any Restricted Subsidiary is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code against the Company or any Restricted Subsidiary; or

                    (iii) any of the  Property of the Company or any  Restricted
               Subsidiary is sequestered by court order and the order remains in effect for more than sixty (60) days; or

                    (iv) a petition is filed against the Company or any Restricted Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect, and is not dismissed within sixty (60) days after filing;

               (i) VOLUNTARY BANKRUPTCY PROCEEDINGS, ETC. -- the Company or any Restricted Subsidiary

                    (i) files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect; or

                    (ii) consents to the filing of any petition against it under any such law; or

                    (iii) consents to the appointment of or taking possession by a custodian, receiver, trustee or liquidator of itself, or of all or any part of its Property; or

                    (iv) makes an assignment  for the benefit of its  creditors;
               or

                    (v) takes any action to authorize or  accomplish  any of the foregoing; or

               (j) UNDISCHARGED FINAL JUDGMENTS -- final judgment or judgments for the payment of money aggregating in excess of One Million Dollars ($1,000,000) is or are outstanding against one or more of the Company or any Restricted Subsidiary, and any one of such judgments has been outstanding for more than sixty (60) days from the date of its entry and has not been discharged in full or stayed.

     5.2.      DEFAULT REMEDIES.

               (a) ACCELERATION. If an Event of Default described in Section 5.1(a) or Section 5.1(b) hereof exists, any holder of Notes may, at its option, exercise any right, power or remedy permitted by law, including the right, by notice to the Company, to declare the Notes held by such holder to be immediately due and payable; if any Event of Default exists, the holder or holders of at least thirty-five percent (35%) in outstanding principal of the Notes (exclusive of Notes owned by the Company, Restricted Subsidiaries and Affiliates) may, at its or their option, exercise any right, power or remedy permitted by law, including the right, by notice to the Company, to declare all the outstanding Notes to be immediately due and payable. Upon any such declaration, the principal of the Notes declared due shall become immediately due and payable, together with all accrued interest and, to the extent allowed by applicable law, the applicable Make Whole Amount at such time. If an Event of Default described in Section 5.11(h) or Section 5.1(i) hereof exists, all principal of all the Notes then outstanding shall immediately and automatically become due and payable together with all accrued interest and, to the extent allowed by applicable law, the applicable Make Whole Amount at such time. In the event of any such declaration or automatic acceleration, the Company, to the fullest extent permitted by applicable law, will immediately make payment of the Notes to the holders thereof without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

               No course of dealing or delay or failure to exercise any right on the part of any holder of the Notes shall operate as a waiver of such right or otherwise prejudice such holders rights, powers or remedies. The Company will pay or reimburse the holders of the Notes for all costs and expenses (including reasonable attorneys' fees) incurred by them in collecting any sums due on the Notes or in otherwise assessing, analyzing or enforcing any of their rights.

               (b) ANNULMENT OF ACCELERATION. In the event of any declaration pursuant to Section 5.2(a) hereof, the holder or holders of at least seventy-five percent (75%) of the outstanding principal amount of the Notes (exclusive of Notes owned by the Company, Restricted Subsidiaries and Affiliates) may, by written notice to the Company, annul such declaration and its consequences if:

                    (i) no judgment  or decree has been  entered for the payment of any amount due pursuant to such declaration;

                    (ii) all  sums  payable  under  the  Notes  and  under  this
               Agreement (except any principal or interest or Make Whole Amount on the Notes which has become payable solely by reason of such declaration) shall have been duly paid; and

                    (iii) each and every other Default or Event of Default shall have been waived pursuant to Section 8.5(a) hereof or otherwise made good or cured;

provided that no such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

6.   INTERPRETATION OF THIS AGREEMENT

     6.1.      TERMS DEFINED.

     As used in this Agreement (including Attachments), the following terms have the respective meanings set forth below or in the Section of this Agreement following such term:

     ADJUSTED CONSOLIDATED ASSETS- means, at any time, Consolidated Assets at such time minus the aggregate amount of assets (valued at net book value) owned by all Securitization Subsidiaries at such time.

     AFFILIATE -- means any Person (other than a Wholly-Owned Restricted Subsidiary)

               (a)  which   directly   or   indirectly   through   one  or  more
     intermediaries controls, or is controlled by, or is under common control with, the Company,

               (b) which beneficially owns or holds ten percent (10%) or more of any class of Voting Stock of the Company, or

               (c) ten percent (10%) or more of the Voting Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary.

     The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     AGREEMENT, THIS -- means this Note Agreement (including Attachments), as amended or modified from time to time.

     AGWAY -- means Agway, Inc., a Delaware corporation.

     ALLOWANCE FOR CREDIT LOSSES -- shall mean, at any time, the amount determined by the Company in accordance with Generally Accepted Accounting Principles (and reflected in its financial statements) to be an appropriate allowance at such time for losses anticipated to be suffered by the Company and its Restricted Subsidiaries on notes receivable and leases receivable.

     BANK FOR COOPERATIVES -- means any bank for cooperatives included in the Farm Credit System pursuant to 12 U.S.C. section 2002(a).

     BENEFIT PLAN -- means all "employee benefit plans" as such term is defined in Section 3 of ERISA, maintained by, or for the benefit of the employees of, any one or more of the Company and any ERISA Affiliates, as from time to time in effect.

     BOARD OF DIRECTORS -- means,

               (a) at any time when the Company is a Corporation, the board of directors of the Company or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors, or

               (b) at any time when the Company is a limited liability company, the managers of the Company.

     BUSINESS DAY -- means, at any time, a day other than a Saturday, a Sunday or a day on which national banks located in New York City or Chicago are required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

     CHANGE IN CONTROL -- means, at any time:

               (a) the failure of Agway to beneficially own, directly or indirectly (through one or more Wholly-Owned Restricted Subsidiaries), at least fifty-one percent (51%) (by number of votes) of the aggregate Voting Stock of the Company outstanding at such time; or

               (b) the failure of Agway to have the power to elect or cause the election of at least fifty-one percent (51%) of the members of the Board of Directors of the Company at such time.

     CLOSING -- Section 1.2(a).

     CLOSING DATE -- Section 1.2(a).

     COMPANY -- Initial sentence hereof.

     CONSOLIDATED ASSETS -- means as of the date of any determination thereof, the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) at which the assets of the Company and all Restricted Subsidiaries would be shown on a consolidated balance sheet of such Persons at such time.

     CONSOLIDATED NET INCOME -- means, for any period, net earnings after income taxes of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis, but excluding:

               (a) the amount of any capital gains and other extraordinary credits and any capital losses and extraordinary charges;

               (b) any gain arising from any write-up of assets or from the acquisition of any Securities of the Company or any Restricted Subsidiary;

               (c) earnings of any Person realized prior to the date it becomes a Restricted Subsidiary or its assets are acquired by merger or otherwise by the Company or any Restricted Subsidiary;

               (d) earnings of any Persons (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, not received by the Company or such Restricted Subsidiary in the form of cash distributions, provided that any earnings excluded pursuant to this clause (d) may be included in the year in which they are actually received as cash distributions; and

               (e) any portion of the earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary.

     CONSOLIDATED NET REVENUES -- means, for any period, the net revenues from operations of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis.

     CONSOLIDATED TANGIBLE ASSETS -- means, at any time, the amount at which all assets of the Company and all Restricted Subsidiaries would be shown on a consolidated balance sheet of such Persons at such time, but excluding any amount on account of all assets which do not constitute Tangible Assets.

     CONTROL EVENT -- means:

               (a) the execution by the Company, any Subsidiary, any Affiliate or Agway of any letter of intent or similar agreement with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, could reasonably be expected to result in a Change in Control; or

               (b) the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change in Control.

     CONTROL PREPAYMENT DATE -- Section 2.4(a).

     DEBT -- means, with respect to any Person, without duplication:

               (a) its liabilities for borrowed money;

               (b) liabilities secured by any Lien existing on its Property (whether or not such Person has assumed such liabilities);

               (c)  its   Guaranties   of   indebtedness,   dividends  or  other
     obligations of any other Person;

               (d) its Financing Lease Obligations; and

               (e) any of its other obligations (other than deferred taxes) which are required by Generally Accepted Accounting Principles to be shown as liabilities on its balance sheet and which are payable or remain unpaid more than one year from their creation.

     DEBT RATIO -- means, at any time, the ratio of:

               (a) Total Liabilities at such time less Subordinated Debt outstanding at such time, to

               (b) the result of:

                    (i) Total Capital and Retained Margins at such time, plus

                    (ii) Subordinated Debt outstanding at such time, less

                    (iii) the  amount,  if any,  by which the  product of ninety percent (90%) times Non-Earning Assets at such time exceeds the Allowance for Credit Losses at such time.

     DEFAULT -- means an event or condition which will, with the lapse of time or the giving of notice or both, become an Event of Default.

     DISTRIBUTION -- means:

               (a) dividends or other distributions in respect of the capital stock or other equity interests of a company, except:

                    (i) distributions in such stock or interests, and

                    (ii) distributions payable to the Company or a  Wholly-Owned
               Restricted Subsidiary; and

               (b) the redemption or acquisition of such stock or equity interests or of warrants, rights or other options to purchase such stock or equity interests (except when solely in exchange for such stock or equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or equity interests;

in either case, valued at the fair market value of the Property being distributed or otherwise transferred as a Distribution.

     EARNINGS AVAILABLE FOR FIXED CHARGES -- means, for any period, Consolidated Net Income for such period plus the net amount deducted in the determination thereof for (i) income taxes, and (ii) Fixed Charges.

     ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     ERISA AFFILIATE -- means any company or trade or business that is a member of the same controlled group of companies as the Company, or is under common control with the Company, in each case within the meaning of section 414(b) or section 414(c) of the IRC or section 4001 (b)(1) of ERISA.

     EVENT OF DEFAULT -- Section 5.1.

     FAIR MARKET VALUE -- means, at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

     FARM CREDIT SYSTEM -- means the Farm Credit System as defined in 12 U.S.C. section 2002(a).

     FINANCING LEASE -- means any lease which is shown or is required to be shown in accordance with Generally Accepted Accounting Principles as a liability on a balance sheet of the lessee thereunder.

     FINANCING LEASE OBLIGATIONS -- means the obligation of the lessee under a Financing Lease. The amount of a Financing Lease Obligation at any date is the amount at which the lessee's liability under the Financing Lease would be required to be shown on its balance sheet at such date.

     FIXED CHARGES -- means, for any period, the sum of:

               (a) all interest charges on all Debt of the Company and the Restricted Subsidiaries (including Guaranties but not including Debt owed to the Company or to any Wholly-Owned Restricted Subsidiary) and all amortization of original issue discount and expenses relating thereto during such period; plus

               (b) all Rentals paid or payable by the Company or any Restricted Subsidiary during such period under all leases other than Financing Leases.

     In the case of any Debt of the Company or any Restricted Subsidiary constituting a Financing Lease, the interest charges shall be that portion of all rental payments which is allocated to interest expense in accordance with Generally Accepted Accounting Principles.

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

     GUARANTY -- means, with respect to any Person, all guaranties of, and all other obligations which in effect guaranty, any indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner (except any indebtedness or obligation of any Wholly-Owned Restricted Subsidiary), including obligations incurred through an agreement, contingent or otherwise, by such
Person:

               (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

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
               (b) to advance or supply funds:

                    (i) for the  purchase  or  payment of such  indebtedness  or obligation, or

                    (ii) to maintain  working  capital or any  balance  sheet or income statement condition;

               (c) to lease Property, or to purchase Securities or other Property or services, primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation; or

               (d) otherwise to assure the owner of such indebtedness or obligation, or the primary obligor, against loss, including, but not limited to, the contingent liability of such Person under the recourse provisions of any assignment by such Person of its notes receivable or accounts receivable; provided, for purposes of determining compliance by the Company with Section 4.4 and Section 4.7 hereof, such contingent liability shall be considered as a "Guaranty" only to the extent such contingent liability exceeds amounts specifically reserved for such contingent liability in the determination of Total Capital and Retained Margins;

but excluding endorsements in the ordinary course of business of negotiable instruments for deposit or collection.

     The amount of any Guaranty shall be deemed to be the maximum amount for which such Person may be liable, upon the occurrence of any contingency or otherwise, under or by virtue of such Guaranty.

     INSTITUTIONAL HOLDER -- means any of the following Persons existing under the laws of the United States of America or any state thereof or of Canada or of any province thereof:

               (a) any bank, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity;

               (b) any charitable foundation;

               (c) any insurance company;

               (d) any pension, retirement or profit sharing trust or fund for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent;

               (e) any investment company, as defined in the Investment Company Act of 1940, as amended; or

               (f) any government, any public employees' pension or retirement system, or any other governmental agency supervising the investment of public funds.

     INVESTMENT -- means any investment in any Person, whether by acquisition of stock or other equity interest, indebtedness, other obligation or Security of such Person, or by loan, advance, extension of credit or capital contribution to such Person, or by creation or assumption of a contingent liability or Guaranty in respect of any obligation of such Person, or otherwise, provided, that in computing any investment in any Person:

               (a) all expenditures for such Investment shall be taken into account at the actual amounts thereof in the case of expenditures of cash and in the case of Property (other than cash) at the greater of the Fair Market Value thereof (as determined in good faith by the Board of Directors) or the depreciated cost thereof (as determined in accordance with Generally Accepted Accounting Principles then in effect),

               (b) there shall not be included any account, lease or note receivable from, any installment sales contract with, or similar financing extended to, any such Person so long as in each case such account, lease note, installment sales contract or financing shall have arisen in the ordinary course of business between such Person and the Company or such Restricted Subsidiary, as the case may be, and

               (c) a Guaranty or contingent liability of any kind of any Debt or other obligation of such Person shall be deemed to be an Investment equal to the total outstanding amount of such Debt or obligation at the time of determination.

Subject to the foregoing, all Investments shall be valued in accordance with Generally Accepted Accounting Principles at the time in effect.

     IRC -- means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

     LIEN -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether the interest is based on common law, statute or contract (including the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes). The term "Lien" shall not include minor reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other minor title exceptions affecting Property provided that they do not constitute security for a monetary obligation. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Financing Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed to be a Lien.

     MAKE WHOLE AMOUNT -- means, at any time with respect to all or any portion of the principal of any Note being paid as a result of optional prepayment,
Section 2.4, or acceleration due to the existence of an Event of Default, the greater of zero (0) or that amount which is equal to:

               (a) the sum of the present values of the remaining principal and interest payments that would become due on such principal amount of such Note (exclusive of interest accrued on such prepaid or accelerated principal to the date of such prepayment or acceleration) but for such prepayment or acceleration, discounted at the Make Whole Discount Rate determined in respect of such prepayment or acceleration, less

               (b)  such principal amount.

As used in this definition,

     Make Whole Discount Rate -- means, at any time with respect to the principal of any Note being paid or accelerated, the lesser of:

               (a)  the rate of interest payable on such Note, or

               (b) the Treasury Rate as calculated at such time with respect to such Note.

     Treasury Rate -- means

               (a)  the sum of:

                    (x)  fifty one-hundredths percent (0.50%), plus

                    (y) the per annum yield reported on the display designated as page PX1 as reported by the Bloomberg Financial
                         Markets System (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government Securities) at 10:00 a.m. (New York time) on the third
                         (3rd) Business Day preceding the date of such prepayment or acceleration for United States government Securities having a maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity, determined as of the date of payment or acceleration, of such Note, or

               (b) in the event that no such nationally recognized trading screen reporting on-line trading in United States government Securities is available, "Treasury Rate" shall mean the sum of:

                    (x)  fifty one-hundredths percent (0.50%), plus

                    (y) the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity, determined as of the date of payment or acceleration, of such Note; for the purposes of calculating the Treasury Rate, the most recent Statistical Release published prior to the third (3rd) Business Day preceding the date of such prepayment or acceleration shall be used.

For purposes of clauses (a) and (b) of the preceding sentence, if no maturity exactly corresponds to the Weighted Average Life to Maturity of the Notes being prepaid or accelerated, yields for the two (2) published maturities most closely corresponding to such scheduled maturity (one (1) with a longer maturity and one
(1) with a shorter maturity) shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated from such yields on a straight-line basis.

     Statistical Release -- means, at any time, the then most recently published statistical release designated "H.15 (519)" or, if at any time of determination of the Treasury Rate, the Federal Reserve Board shall have ceased to publish Statistical Release H.15 (519), the Treasury Rate shall be determined by reference to any comparable release of the Federal Reserve Board substituted therefor or, if the Federal Reserve Board shall not then be publishing such a comparable release, by reference to any official publication or release of any other United States governmental department or agency that purports to set forth weekly average yields to maturity of United States Treasury fixed interest rate obligations with a constant maturity in accordance with the criteria set forth in an attachment to Federal Reserve Board Statistical Release G.13, dated February 2, 1977, or such other criteria as may, from time to time, be adopted by such department or agency.

     MODIFIED MAKE WHOLE AMOUNT -- means, at any time, the amount which the Make Whole Amount would be at such time calculated if:

               (a) in the case of any Modified Make Whole Amount being calculated in connection with Section 2.2(b) hereof, "eighty-five one-hundredths percent (0.85%)" were substituted for "fifty one-hundredths percent (0.50%)", or

               (b) in the case of any Modified Make Whole Amount being calculated in connection with Section 2.4 hereof, "one percent (1%)" were substituted for "fifty one- hundredths percent (0.50%)",

in each case in subsection (a)(x) and subsection (b)(x) of the definition of "Treasury Rate" set forth in the definition of "Make Whole Amount" in this
Section 6.1.

     NON-EARNING ASSETS -- shall mean, at any time, an amount equal to the sum, without duplication, of:

               (a) the amount, determined by the Company in accordance with Generally Accepted Accounting Principles, of the investment of the Company and the Restricted Subsidiaries in all leases and notes with respect to which the recognition of interest income has been suspended at such time, plus

               (b) the amount, determined by the Company in accordance with Generally Accepted Accounting Principles, of the net investment of the Company and the Restricted Subsidiaries in all leases and notes sold by the Company or a Restricted Subsidiary with recourse and with respect to which the recognition of interest income would have been suspended were such leases and notes still owned by the Company or a Restricted Subsidiary, plus

               (c) the aggregate amount of the investment of the Company and the Restricted Subsidiaries in all leases and notes with respect to which a payment remains unpaid more than 120 days after the due date thereof, plus

               (d) the aggregate amount of the investment of the Company and the Restricted Subsidiaries in all leases and notes with respect to which the Company or any Restricted Subsidiary has received notice that any debtor under any such lease or note has:

                    (i) commenced a voluntary case under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect,

                    (ii) consented to or suffered the filing of a petition or other application for relief against such debtor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect,

                    (iii) failed,  suspended business,  ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, or

                    (iv) suffered a foreclosure,  repossession  or other similar action on any Property encumbered by a Lien in favor of the Company or any Restricted Subsidiary securing the payment of such lease or note.

     NOTE AGREEMENT -- Section 1.2(b).

     NOTES -- Section 1.1(a).

     OFFER DETERMINATION DATE -- Section 2.4(b).

     OPERATING LEASE -- means any lease of Property under which the Company or a Restricted Subsidiary is liable as lessee, or is liable by Guaranty of the obligations of another Person as lessee, other than:

               (a) a Financing Lease, or

               (b) a lease under which the Company or a Wholly-Owned Restricted Subsidiary is lessor.

     ORDINARY COURSE TRANSACTION - means:

               (a) the leasing (as lessor) of Property by the Company or a Restricted Subsidiary in the ordinary course of its business, and

               (b) a sale of Property of the Company or any Restricted Subsidiary, which was previously leased in an Ordinary Course Transaction, for a sale price reasonably approximating the residual value of such Property after such lease.

     OTHER PURCHASER -- Section 1.2(b).

     PBGC -- means the Pension Benefit Guaranty Corporation, and any Person succeeding to the functions of the PBGC.

     PERSON -- means any individual, partnership, corporation, limited liability
company,   trust  or   unincorporated   organization,   and  any  government  or
governmental agency or political subdivision.

     PRINCIPAL FINANCIAL OFFICER -- means, with respect to any corporation or limited liability company, any one of the President or a Vice President having financial responsibilities, or the Treasurer or an Assistant Treasurer of such entity.

     PROPERTY -- means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     PURCHASERS -- means you and each Other Purchaser.

     PURCHASE MONEY LIEN -- means any Lien:

               (a) held by any Person (whether or not the seller of such assets) on tangible property acquired or constructed by the Company or any Restricted Subsidiary after the Closing Date (other than tangible property acquired to replace, repair, upgrade or alter tangible property owned by the Company or any Restricted Subsidiary on the date hereof), which Lien secures all or a portion of the related purchase price or construction costs of such Property and which was imposed on such Property within twelve months after the acquisition or construction thereof, or

               (b) existing on tangible property of any person at the time it becomes a Restricted Subsidiary,

provided that, in each such case such Lien does not extend to any other Property of the Company or any other Restricted Subsidiary.

     RENTALS -- means as to any lease, all fixed payments which the lessee is required to make by the terms of such lease, except amounts required to be paid in respect of maintenance, repairs, property taxes, insurance, assessments or other similar charges or additional rentals (in excess of fixed minimums) based upon a percentage of gross receipts.

     REQUIRED PRINCIPAL PREPAYMENT -- Section 2.1(a).

     RESTRICTED INVESTMENTS -- means all Investments, made in cash or by delivery of Property, except the following:

               (a) Investments in direct obligations of the United States of America, or any agency thereof which is backed by the full faith and credit of the United States of America, or obligations guaranteed by the United

     States of America, provided that such obligations mature within twelve (12) months from the date of acquisition thereof,

               (b) Investments in certificates of deposit maturing within twelve
     (12) months from the date of issuance thereof issued by a bank or trust company organized under the laws of the United States or any state thereof which is a member of the Federal Reserve System and which has a combined capital surplus and undivided profits aggregating at least Fifty Million Dollars ($50,000,000);

               (c) Investments in readily marketable commercial paper of corporations organized under the laws of the United States or any state thereof, given the highest rating by Standard and Poors Bond Rating Index or by Moody's Investors Service or by any rating agency of nationally recognized standing and maturing not more than two hundred seventy (270) days from the date of creation thereof;

               (d) Investments of the Company or any Restricted Subsidiary in any Wholly-Owned Restricted Subsidiary (other than a
     Securitization Subsidiary) and Investments in the Company or any Person which as a result of such Investment and after giving effect thereto will become a Wholly-Owned Restricted Subsidiary (other than a Securitization Subsidiary);

               (e) Investments in other Subsidiaries (other than Securitization Subsidiaries) if after giving effect to each such Investment the aggregate amount of all such Investments then outstanding does not exceed five percent (5%) of Consolidated Assets at such time;

               (f) Investments acquired solely in exchange for:

                    (i) equity interests in the Company, or

                    (ii) the proceeds of the issuance of such equity interests,

so long as such Investment with such proceeds shall have been made no more than one hundred twenty (120) days prior to or after the issuance of such equity interests giving rise to such proceeds and so long as, after giving effect to such Investment (whether made in exchange for such stock or such proceeds of the issuance of such equity interests), the aggregate amount of such Investments then outstanding does not exceed five percent (5%) of Consolidated Assets at such time; and

               (g) Investments in the stock of any Bank for Cooperatives which is a member of the Farm Credit System.

Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon.

     RESTRICTED SUBSIDIARY -- means any Subsidiary,

               (a) organized under the laws of the United States, Puerto Rico or Canada or a jurisdiction thereof;

               (b) which conducts substantially all of its business and has substantially all of its Property within the United States, Puerto Rico and Canada; and

               (c) at least eighty percent (80%) (by number of votes) of the Voting Stock of which one hundred percent (100%) of all other equity Securities of which are legally and beneficially owned by the Company and the Wholly-Owned Restricted Subsidiaries.

     SECURITIZATION SUBSIDIARY -- means a Wholly-Owned Restricted Subsidiary which is designated as a Securitization Subsidiary on Schedule A to Attachment B or which the Company shall designate a Securitization Subsidiary in a writing to each of the holders of the Notes, so long as:

               (a) neither the Company nor any other Subsidiary is in any manner
     liable,   directly  or  indirectly,   in  respect  of  any  liabilities  or
     obligations of such Person; and

               (b) the assets, liabilities and operations of such Person are included in the consolidated financial statements of the Company, and

               (c) such Person shall have been incorporated (and shall be in compliance with its articles or certificate of incorporation) for the purpose (and only for the purpose) of:

                    (i) acquiring  assets of the Company in a transaction  which shall have been entered into on an arm's length basis as if such Person were in no manner affiliated with or owned by the Company; and

                    (ii) issuing Debt secured by such assets.

     SECURITY -- means "security" as defined in Section 2(l) of the Securities Act of 1933, as amended.

     SENIOR DEBT -- Section 6.1 (in clause (g) of the definition of Subordinated Debt).

     SERIES A NOTES -- Section 1.1(a).

     SERIES B NOTES -- Section 1.1(a).

     SERIES C NOTES -- Section 1.1(a).

     SERIES C REQUIRED PRINCIPAL PREPAYMENT -- Section 2.1(a)(iii).

     SUBORDINATED DEBT -- means Debt of the Company which:

               (a) is evidenced by notes, debentures or similar evidences of indebtedness for borrowed money,

               (b) is unsecured,

               (c) is owed to Agway, or to a direct or indirect wholly-owned subsidiary of Agway,

               (d) is non-interest bearing and matures not earlier than August 1, 2012;

               (e) does not require payments to be made prior to August 1, 2012 on account of amortization thereof (whether by way of sinking, purchase, prepayment or other analogous fund or otherwise),

               (f) has a Weighted Average Life to Maturity at the time of issuance thereof which is greater than the Weighted Average Life to Maturity of the Notes at such time, and

               (g) expressly contains in the instruments evidencing such Debt or in the indenture or other similar instrument under which it is issued
     (which indenture or other similar instrument shall be binding on all holders of such Debt), subordination provisions substantially in the following form (without limitation as to further, not inconsistent, provisions, if so desired):

                    "The holder hereof by acceptance of this  instrument  agrees that the indebtedness evidenced by this instrument, and any renewals or extensions thereof, shall at all times and in all respects be subordinate and junior in right of payment to:

                    (i) all  indebtedness  for money borrowed of the Company not expressed in the  agreement  or other  instrument  creating  such indebtedness to be subordinated or junior to any other indebtedness of the Company, and

                    (ii) any and all extensions or renewals of any such indebtedness in whole or in part.

               The indebtedness described in the preceding clause (i) and clause
          (ii) is hereinafter sometimes referred to as "Senior Debt." Without limiting the effect of the foregoing, the terms "subordinate" and "junior," as used herein, shall include within their meanings the following:

                         (1) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Senior Debt shall be entitled to receive payment in full of all principal, premium and interest on all Senior Debt before the holders of these Subordinated Notes are entitled to receive any payment on account of principal, premium or interest on these Subordinated Notes, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred in these Subordinated Notes upon the Senior Debt and the holders thereof with respect to the subordinated indebtedness represented by these Subordinated Notes and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of Senior Debt shall be entitled to receive for application in payment thereof each payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings, in respect of these Subordinated Notes, except securities which are subordinate and junior in right of payment to the payment of all Senior Debt then outstanding;

                         (2) in the event that any of these  Subordinated  Notes
                    or portion thereof shall become due and payable before their expressed maturity for any reason other than the mere passage of time (under circumstances when the provisions of the foregoing paragraph (1) or the following paragraph (3) shall not be applicable), the holders of the Senior Debt outstanding at the time such Subordinated Notes so become due and payable because of such reason shall be entitled to receive payment in full of all principal, premium and interest on all Senior Debt before the holders of these Subordinated Notes are entitled to receive any payment on account of the principal, premium or interest on these Subordinated Notes; provided, that nothing herein shall prevent the holder of any Subordinated Note from seeking any remedy allowed at law or at equity so long as any judgment or a decree obtained thereby makes provision for enforcing this clause;

                         (3) in the event that any  default  shall  occur and be
                    continuing with respect to any Senior Debt permitting the holders of such Senior Debt to accelerate the maturity thereof, no payment or prepayment of any principal, premium or interest on account of and no repurchase, redemption or other retirement (whether at the option of the holder or otherwise) of these Subordinated Notes shall be made during the continuance of such default; and

                         (4) in the event that,  notwithstanding  the  foregoing
                    paragraph (1), paragraph (2) and paragraph (3), any payment or distribution of assets of the Company of any kind or character (whether in cash, property or securities) which is prohibited by any one or more of such paragraphs shall be received by the holders of these Subordinated Notes before all Senior Debt is paid in full, or provision is made for such payment in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay such Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

                    The  Company  agrees  that if any  default  shall occur with respect to any Senior Debt permitting the holders of such Senior Debt to accelerate the maturity thereof, the Company will give prompt notice in writing of such happening to all known holders of Senior Debt and shall certify to each such holder the names of the holders of the two largest principal amounts of these Subordinated Notes outstanding (or "the name of the Trustee" in the case of subordinated debt issued under a trust indenture) and the names of the holders of the two largest principal amounts of each other outstanding series of subordinated debt of the Company. The Company, forthwith upon receipt of any notice with respect to a claimed default on Senior Debt received by it pursuant to this Section, shall send a copy thereof by registered mail or by telegram to each holder of a Subordinated Note at the time outstanding (or "to the Trustee" in the case of subordinated debt issued under a trust indenture).

                    The Company agrees, for the benefit of the holders of Senior
               Debt, that in the event that any of these Subordinated Notes or portion thereof shall become due and payable before their expressed maturity for any reason other than the mere passage of time:

                         (a) the Company  will give prompt  notice in writing of
                    such happening to all known holders of Senior Debt, and

                         (b) any and all  Senior  Debt  shall  forthwith  become
                    immediately due and payable upon demand by the holder thereof, regardless of the expressed maturity thereof.

                    No  present  or  future  holder  of  Senior  Debt  shall  be prejudiced in his right to enforce subordination of the Subordinated Notes by any act or failure to act on the part of the Company. The provisions of this Section are solely for the purpose of defining the relative rights of the holders of Senior Debt on the one hand and the holders of the Subordinated Notes on the other hand, and nothing herein shall impair as between the Company and the holder of any Subordinated Note the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the principal, premium, if any, and interest thereon in accordance with its terms, nor shall anything herein prevent the holder of a Subordinated Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights, if any, under this Section of holders of Senior Debt to receive cash, property or securities, otherwise payable or deliverable to holders of the Subordinated Notes."

     SUBSIDIARY -- means an entity in which the Company owns, directly or indirectly, sufficient Voting Stock to enable it ordinarily, in the absence of contingencies, to elect a majority of the corporate directors (or Persons performing similar functions with respect to such entity).

     SUBSIDIARY STOCK -- Section 4.12.

     SURVIVING ENTITY -- Section 4.13(b).

     TANGIBLE ASSETS -- means as of the date of any determination thereof, all assets of the Company and the Restricted Subsidiaries, after deducting:

               (a) deferred assets, other than prepaid insurance and prepaid taxes;

               (b) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expense and other similar intangibles;

               (c) treasury stock;

               (d) unamortized debt discount and expense;

               (e) assets located and notes and receivables due from obligors domiciled outside the United States of America, Puerto Rico or Canada; and

               (f) Restricted Investments.

     TANGIBLE NET WORTH -- means, at any time, Consolidated Tangible Assets at such time less Total Liabilities (other than Subordinated Debt) at such time.

     TOTAL CAPITAL AND RETAINED MARGINS -- means, at any time, the amount at which shareholders' equity (excluding, to the extent included in the calculation thereof, minority interests in the Restricted Subsidiaries) would be stated at such time on a consolidated balance sheet of the Company and Restricted Subsidiaries less any amount which would be reflected on such balance sheet for assets which are not Tangible Assets.

     TOTAL LIABILITIES -- means, at any time, the sum (without duplication) of

               (a) the amount at which all items properly recorded in accordance with Generally Accepted Accounting Principles, consistently applied, on the liability side of a consolidated balance sheet of the Company and the Restricted Subsidiaries, other than deferred taxes, preferred stock, capital stock, additional paid-in capital, retained earnings and other similar capital accounts, would be shown on such balance sheet at such time and

               (b) the aggregate amount (without duplication) of all Guaranties of the Company and the Restricted Subsidiaries outstanding at such time.

     VOTING STOCK - means, with respect to any entity, rights, the holders of which are entitled at any time (regardless of the happening of a contingency) to elect a Person or Persons having the authority and responsibility to govern such entity

     WEIGHTED AVERAGE LIFE TO MATURITY -- means, with respect to any Debt or preferred stock as at the time of determination, the number of years obtained by dividing the then Remaining Dollar-years of such Debt or preferred stock by the outstanding principal amount of such Debt or by the par value plus paid-in capital reserved for such then outstanding preferred stock. The term "Remaining Dollar-years" of any Debt or preferred stock means the amount obtained by

               (a) multiplying

                    (i) the amount of each then remaining  sinking fund,  serial maturity or other required principal repayment or redemption (including repayment at final maturity), by

                    (ii)  the  number  of  years   (calculated  to  the  nearest
               one-twelfth) which will elapse between the time of determination and the date such required repayment is due, and

               (b) totaling all products obtained in (a).

     WHOLLY-OWNED RESTRICTED SUBSIDIARY -- means a Restricted Subsidiary of which all of the issued and outstanding equity interests and Debt shall be owned by any one or more of the Company and the other Wholly-Owned Restricted Subsidiaries.

     6.2.      ACCOUNTING PRINCIPLES.

     The character or amount of any asset or liability or item of income or expense required to be determined under this Agreement and each consolidation or other accounting computation required to be made under this Agreement, shall be determined or made in accordance with Generally Accepted Accounting Principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     6.3.      DIRECTLY OR INDIRECTLY.

     Where any provision in this Agreement refers to any action which any Person is prohibited from taking, the provision shall be applicable whether the action is taken directly or indirectly by such Person, including actions taken by, or on behalf of, any partnership in which such Person is a general partner and all liabilities of such partnerships shall be considered liabilities of such Person under this Agreement.

     6.4.      SECTION HEADINGS, TABLE OF CONTENTS; INDEPENDENT CONSTRUCTION.

     The titles of the Sections and the Table of Contents appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof. Each covenant contained in this Agreement shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

     6.5.      GOVERNING LAW.

     This Agreement and the Notes shall be governed by and construed in accordance with internal New York law.

7.   PURCHASER'S SPECIAL RIGHTS

     7.1.      REGISTRATION OF NOTES.

     The Company will cause to be kept a register for the registration and transfer of the Notes. The names and addresses of the holders of Notes, and all transfers of and the names and addresses of the transferees of Notes, will be registered in the register. The Person in whose name any Note is registered shall be deemed and treated as the owner thereof for all purposes of this Agreement, and the Company shall not be affected by any notice or knowledge to the contrary.

     7.2.      EXCHANGE OF NOTES.

     Upon surrender of any Note to the Company, the Company, upon request, will execute and deliver at its expense (except as provided below), new Notes of the same series as the Note or Notes surrendered, in registered form and in denominations of at least Fifty Thousand Dollars ($50,000) (except as may be necessary to reflect any principal amount not equally divisible by Fifty
Thousand Dollars ($50,000)), in an aggregate principal amount equal to the outstanding principal amount of the surrendered Note. Each new Note shall be payable to such Person as the surrendering holder may request. Each new Note shall be dated and bear interest from the date to which interest has been paid on the surrendered Note or dated the date of the surrendered Note if no interest has been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer.

     7.3.      REPLACEMENT OF NOTES.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of the Note is an institutional holder, its own unsecured agreement of indemnity shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation of the Note,

the Company at its expense will execute and deliver a new Note of the same series dated and bearing interest from the date to which interest has been paid on the lost, stolen, destroyed or mutilated Note or dated the date of the lost, stolen, destroyed or mutilated Note if no interest has been paid thereon.

     7.4.      DIRECT PAYMENT.

     Notwithstanding anything to the contrary in this Agreement or the Notes, the Company will pay all amounts becoming due to any holder of the Notes

(without presentment of or notation on the Notes) by federal funds bank wire transfer to the account of such holder designated in Annex 1 hereto or in such other manner as may be designated in writing by such holder. The holder of any Note to which this Section applies agrees that it will surrender the Note to the Company on payment in full of the principal, accrued interest and premium, if any, thereon, and any and all other amounts owed hereunder or under such Note, and that, in the event it transfers any of its Notes,

               (a) a notation will be made thereon of all principal, if any, paid on the Note and the date to which interest has been paid, and

               (b) notice will be given to the Company of the name and address of the transferee.

8.   MISCELLANEOUS

     8.1.      NOTICES.

               (a) All notices and other communications (other than financial and other reports sent in the ordinary course of business) under this Agreement or under the Notes will be in writing and will be mailed by certified or registered mail, postage prepaid, or by nationwide overnight courier, or sent by hand delivery or telephonic facsimile transmission (confirmed in writing by nationwide overnight courier on the date such facsimile transmission is sent),

                    (i) if to a holder  of Notes,  at the  address  provided  in
               Annex 1 hereto or at such other address as such holder may have most recently advised the Company in writing, or

                    (ii) if to the Company,  at 333 Butternut Drive,  DeWitt, NY
               13214, or at such other address as it may have most recently furnished in writing to you and to all other holders of the Notes.

               (b) Any notice so addressed shall be deemed to be given when so sent.

     8.2.      REPRODUCTION OF DOCUMENTS.

     This Agreement and all related documents, including:

               (a) consents, waivers and modifications which may subsequently be executed,

               (b) documents received by you on your purchase of the Notes (except the Notes themselves), and

               (c) financial statements, certificates and other information previously or subsequently furnished to you,

may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding whether or not the original is in existence and whether or not the reproduction was made by you in the regular course of business, and that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence.

     8.3.      PURCHASE FOR INVESTMENT.

     You represent to the Company that you are purchasing the Notes for your own account for investment and with no present intention of distributing or reselling any of the Notes, but without prejudice to your right at all times to sell or otherwise dispose of all or part of the Notes under an effective registration statement under the Securities Act of 1933, as amended, or under any exemption from registration available under that Act.

     8.4.      SUCCESSORS AND ASSIGNS.

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties except that your obligation to purchase the Notes (as provided in Section 1.2 hereof) shall be a right which is personal to the Company and such right shall not be transferable or assignable by the Company to any other Person (including successors at law) whether voluntarily or involuntarily.

     8.5.      AMENDMENT AND WAIVER; ACQUISITION OF NOTES.

               (a) AMENDMENT AND WAIVER. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the holder's of at least fifty-one percent (51%) of the outstanding principal amount of the Notes (exclusive of Notes then owned by the Company, the Subsidiaries and Affiliates), provided that no amendment or waiver of any of the provisions of Section 1 and Section 7 hereof and Attachment B and Attachment C hereto shall be effective as to any holder of the Notes unless consented to by such holder in writing, and provided further, that no amendment or waiver shall, without the written consent of the holders of all the outstanding Notes,

                    (i) subject to Section 5.2(b)  hereof,  change the amount or time of any payment of principal or premium or the rate or time of payment of interest,

                    (ii) amend Section 5 hereof, or

                    (iii) amend this Section 8.5(a).

     Executed or complete and correct copies of any amendment or waiver effected pursuant to the provisions of this Section 8.5(a) shall be delivered by the Company to each holder of outstanding Notes promptly following the date on which such amendment or waiver shall become effective.

               (b) ACQUISITION OF NOTES. Neither the Company, any Subsidiary nor any Affiliate will, directly or indirectly, acquire or make any offer to acquire any Notes unless the Company or such Subsidiary or Affiliate shall contemporaneously offer to acquire Notes, pro rata, from all holders of the Notes and upon the same terms.

     8.6.      PAYMENTS, WHEN RECEIVED.

               (a) PAYMENTS DUE ON HOLIDAYS. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

               (b) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 12:00 noon (local time of such bank).

     8.7.      DUPLICATE ORIGINALS.

     Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     [REMAINDER OF PAGE INTENTIONALLY BLANK; NEXT PAGE IS SIGNATURE PAGE.]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By /s/ Daniel J. Edinger
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

PACIFIC LIFE INSURANCE COMPANY


By
   -------------------------------------
Name:
Title:


By
   -------------------------------------
Name:
Title:


                   [Signature Page to Note Purchase Agreement]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

PACIFIC LIFE INSURANCE COMPANY


By /s/ Diane W. Dales
   -------------------------------------
Name:  Diane W. Dales
Title: Assistant Vice President


By /s/ Jane Guon
   -------------------------------------
Name:  Jane Guon
Title: Assistant Secretary


                   [Signature Page to Note Purchase Agreement]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By /s/ Daniel J. Edinger
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
BY: CIGNA INVESTMENTS, INC. (AUTHORIZED AGENT)

By
   -------------------------------------
Name:
Title:



                   [Signature Page to Note Purchase Agreement]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
BY: CIGNA INVESTMENTS, INC. (AUTHORIZED AGENT)

By /s/ Debra J. Height
   -------------------------------------
Name:  Debra J. Height
Title: Managing Director



                   [Signature Page to Note Purchase Agreement]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By /s/ Daniel J. Edinger
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

CIGNA LIFE INSURANCE COMPANY OF NEW YORK
BY: CIGNA INVESTMENTS, INC. (AUTHORIZED AGENT)

By
   -------------------------------------
Name:
Title:



                   [Signature Page to Note Purchase Agreement]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

CIGNA LIFE INSURANCE COMPANY OF NEW YORK
BY: CIGNA INVESTMENTS, INC. (AUTHORIZED AGENT)

By /s/ Debra J. Height
   -------------------------------------
Name:  Debra J. Height
Title: Managing Director



                   [Signature Page to Note Purchase Agreement]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By /s/ Daniel J. Edinger
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

PHOENIX LIFE INSURANCE COMPANY


By
   -------------------------------------
Name:
Title:



                   [Signature Page to Note Purchase Agreement]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

PHOENIX LIFE INSURANCE COMPANY


By /s/ John H. Beers
   -------------------------------------
Name:  John H. Beers
Title: Vice President




                   [Signature Page to Note Purchase Agreement]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By /s/ Daniel J. Edinger
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

PHL VARIABLE INSURANCE COMPANY


By
   -------------------------------------
Name:
Title:



                   [Signature Page to Note Purchase Agreement]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

PHL VARIABLE INSURANCE COMPANY


By /s/ John H. Beers
   -------------------------------------
Name:  John H. Beers
Title: Secretary



                   [Signature Page to Note Purchase Agreement]

    If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By /s/ Daniel J. Edinger
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

THE TRAVELERS INSURANCE COMPANY


By
   -------------------------------------
Name:
Title:



                   [Signature Page to Note Purchase Agreement]

    If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

THE TRAVELERS INSURANCE COMPANY


By /s/ Matthew J. McInerny
   -------------------------------------
Name:  Matthew J. McInerny
Title: Investment Officer



                   [Signature Page to Note Purchase Agreement]

    If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By /s/ Daniel J. Edinger
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

AMERICAN UNITED LIFE INSURANCE COMPANY


By
   -------------------------------------
Name:  Kent R. Adams
Title: Vice President, Fixed Income Securities



                   [Signature Page to Note Purchase Agreement]

    If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

AMERICAN UNITED LIFE INSURANCE COMPANY


By /s/ Kent R. Adams
   -------------------------------------
Name:  Kent R. Adams
Title: Vice President, Fixed Income Securities



                   [Signature Page to Note Purchase Agreement]

    If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By /s/ Daniel J. Edinger
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

THE CANADA LIFE ASSURANCE COMPANY


By
   -------------------------------------
Name:
Title:



                   [Signature Page to Note Purchase Agreement]

    If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

THE CANADA LIFE ASSURANCE COMPANY


By /s/ C. Paul English
   -------------------------------------
Name:  C. Paul English
Title: Associate Treasurer



                   [Signature Page to Note Purchase Agreement]

    If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By /s/ Daniel J. Edinger
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

NATIONWIDE LIFE INSURANCE COMPANY


By
   -------------------------------------
Name:
Title:



                   [Signature Page to Note Purchase Agreement]

    If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

NATIONWIDE LIFE INSURANCE COMPANY


By /s/ Mark W. Poeppelman
   -------------------------------------
Name:  Mark W. Poeppelman
Title: Associate Vice President



                   [Signature Page to Note Purchase Agreement]

    If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By /s/ Daniel J. Edinger
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By
   -------------------------------------
Name:
Title:



                   [Signature Page to Note Purchase Agreement]

    If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By /s/ Scott Brown
   -------------------------------------
Name:  Scott Brown
Title: Managing Director



                   [Signature Page to Note Purchase Agreement]

    If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By /s/ Daniel J. Edinger
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

ASSURITY LIFE INSURANCE COMPANY


By
   -------------------------------------
Name:  Victor Weber
Title: Director, Securities Investments,
       Chief Investment Officer and Assistant Treasurer



                   [Signature Page to Note Purchase Agreement]

    If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                                        TELMARK LLC




                                        By
                                           -------------------------------------
                                        Name:  Daniel J. Edinger
                                        Title: President

ACCEPTED:

ASSURITY LIFE INSURANCE COMPANY


By /s/Victor Weber
   -------------------------------------
Name:  Victor Weber
Title: Director, Securities Investments,
       Chief Investment Officer and Assistant Treasurer



                   [Signature Page to Note Purchase Agreement]

[THIS PAGE LEFT BLANK INTENTIONALLY]

                                                                  ATTACHMENT A-1


                                  FORM OF NOTE

                                   TELMARK LLC

                 4.34% SERIES A SENIOR NOTES DUE AUGUST 1, 2004



No. RA-[____]                                                  PPN:  87972* AF 8
$[______]                                                        [Date of Issue]

     TELMARK LLC, a Delaware limited liability company (the "Company"), for value received, hereby promises to pay to [_____] or registered assigns the principal sum of [______] DOLLARS ($[______]) on August 1, 2004 and to pay interest (computed on the basis of a 360- day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of 4.34% per annum, semiannually on the first day of August and February in each year, commencing on the later of the next such payment date following the date of this Note or February 1, 2003, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at an annual rate equal to 6.34% per annum.

     Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by check mailed and addressed to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof shall have designated to the Company in writing.

     This Note is one of the Notes (herein called the "Notes") of the Company issued in an aggregate principal amount limited to One Hundred Million Dollars ($100,000,000) pursuant to separate Note Agreements (collectively, the "Note Agreement") with each of the purchasers listed on Annex 1 thereto, each dated as of August 1, 2002, and is entitled to the benefits thereof. The Company agrees to make required payments on account of said Notes in accordance with the provisions of the Note Agreement.

     The Notes are issuable only as registered Notes and are transferable only by surrender thereof at the office of the Company maintained for such purpose pursuant to Section 4.3 of the Note Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

                                Attachment A-1-1

     Under certain circumstances, as specified in the Note Agreement, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Note Agreement.

     This Note and the Note Agreement are governed by, and shall be construed and enforced in accordance with, internal New York law.


                                              TELMARK LLC

                                              By:_______________________________
                                              Name:
                                              Title:







                                Attachment A-1-2

                                                                  ATTACHMENT A-2

                                  FORM OF NOTE

                                   TELMARK LLC

                 4.94% SERIES B SENIOR NOTES DUE AUGUST 1, 2005



No. RA-[____]                                                   PPN: 87972* AG 6
$[______]                                                        [Date of Issue]

     TELMARK LLC, a Delaware limited liability company (the "Company"), for value received, hereby promises to pay to [_____] or registered assigns the principal sum of [______] DOLLARS ($[______]) on August 1, 2005, and to pay interest (computed on the basis of a 360- day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of 4.94% per annum, semiannually on the first day of August and February in each year, commencing on the later of the next such payment date following the date of this Note or February 1, 2003, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at an annual rate equal to 6.94% per annum.

     Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by check mailed and addressed to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof shall have designated to the Company in writing.

     This Note is one of the Notes (herein called the "Notes") of the Company issued in an aggregate principal amount limited to One Hundred Million Dollars ($100,000,000) pursuant to separate Note Agreements (collectively, the "Note Agreement") with each of the purchasers listed on Annex 1 thereto, each dated as of August 1, 2002, and is entitled to the benefits thereof. The Company agrees to make required payments on account of said Notes in accordance with the provisions of the Note Agreement.

     The Notes are issuable only as registered Notes and are transferable only by surrender thereof at the office of the Company maintained for such purpose pursuant to Section 4.3 of the Note Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

                                Attachment A-2-1

         Under certain circumstances, as specified in the Note Agreement, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Note Agreement.

     This Note and the Note Agreement are governed by, and shall be construed and enforced in accordance with, internal New York law.

                                              TELMARK LLC

                                              By:_______________________________
                                              Name:
                                              Title:






                                Attachment A-2-2

                                                                  ATTACHMENT A-3

                                  FORM OF NOTE

                                   TELMARK LLC

                 6.09% SERIES C SENIOR NOTES DUE AUGUST 1, 2012



No. RA-[____]                                                   PPN: 87972* AG 4
$[______]                                                        [Date of Issue]

     TELMARK LLC, a Delaware limited liability company (the "Company"), for value received, hereby promises to pay to [_____] or registered assigns the principal sum of [______] DOLLARS ($[______]) on August 1, 2012, and to pay interest (computed on the basis of a 360- day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of 6.09% per annum, semiannually on the first day of August and February in each year, commencing on the later of the next such payment date following the date of this Note or February 1, 2003, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at an annual rate equal to 8.09% per annum.

     Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by check mailed and addressed to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof shall have designated to the Company in writing.

     This Note is one of the Notes (herein called the "Notes") of the Company issued in an aggregate principal amount limited to One Hundred Million Dollars ($100,000,000) pursuant to separate Note Agreements (collectively, the "Note Agreement") with each of the purchasers listed on Annex 1 thereto, each dated as of August 1, 2002, and is entitled to the benefits thereof. The Company agrees to make required payments on account of said Notes in accordance with the provisions of the Note Agreement.

     The Notes are issuable only as registered Notes and are transferable only by surrender thereof at the office of the Company maintained for such purpose pursuant to Section 4.3 of the Note Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

                                Attachment A-3-1

         Under certain circumstances, as specified in the Note Agreement, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Note Agreement.

         This Note and the Note Agreement are governed by, and shall be construed and enforced in accordance with, internal New York law.

                                              TELMARK LLC

                                              By:_______________________________
                                              Name:
                                              Title:






                                Attachment A-3-2

                                                                    ATTACHMENT B

                         WARRANTIES AND REPRESENTATIONS

     The Company warrants and represents to you that:

1.   SUBSIDIARIES.

     Schedule A to this  Attachment  B states the name of each of the  Company's
Subsidiaries   (indicating  which  are  Securitization   Subsidiaries)  and  its
corporate or joint venture Affiliates and the nature of the affiliation.

2.   COMPANY ORGANIZATION AND AUTHORITY.

     The Company:

               (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (b) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted; and

               (c) has duly qualified and is authorized to do business and is in good standing as a foreign limited liability company in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary.

3.   INDEBTEDNESS, LIENS, BUSINESS AND PROPERTY.

               (a) Schedule A to this Attachment B correctly lists, as of June 30, 2002, all outstanding Debt (including all Financing Leases and Guaranties) of, and all Liens (other than those permitted by clause (i) through clause (vii) of Section 4.9(a) of this Agreement) on Property of, the Company. Since June 30, 2002, there has been no material change in the aggregate amount of such Debt, or in the aggregate amount of such Debt that is secured by Liens.

               (b) There is set forth in Schedule A to this Attachment B a true and accurate description of the general nature of the business and principal Properties of the Company.

4.   FINANCIAL STATEMENTS.

     The consolidated balance sheets of the Company and the Subsidiaries as of June 30 in each of the years 2001, 2000 and 1999 and the related statements of income and retained earnings and cash flows for the fiscal years ended on such

                                 Attachment B-1
dates, all accompanied by reports thereon containing opinions without qualification except as therein noted, by PricewaterhouseCoopers LLP, independent certified public accountants, and the unaudited consolidated balance sheet of the Company and the Subsidiaries as of March 31, 2002 and the related statements of income and retained earnings and cash flows for the nine months ended on such date, copies of which have been delivered to you, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and present fairly the financial position of the Company as of such dates and the results of its operation for such periods, subject, in the case of such interim statements, to normal year-end adjustments.

5.   FULL DISCLOSURE.

     Neither this Agreement nor any financial statement or other written material furnished to you on behalf of or by the Company in connection with the negotiation of the sale of the Notes contains any untrue statement of a material fact or omits a material fact necessary to make the information contained therein not misleading. There are no facts which the Company has not disclosed to you in writing that, individually or in the aggregate, materially adversely affect or, so far as the Company can now foresee, will materially adversely affect the Properties, business, prospects, profits or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations set forth in this Agreement. Since June 30, 2001, there has been no material adverse change in the Properties, business, prospects, profits or condition (financial or otherwise) of the Company.

6.   PENDING LITIGATION.

     There are no actions, suits, investigations or proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company in any court or before any governmental authority or arbitration board or tribunal which, individually or in the aggregate, involve the possibility of affecting the ability of the Company to perform its obligations set forth in this Agreement or materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of the Company. The Company is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

7.   TITLE TO PROPERTIES.

     The Company has good and marketable title in fee simple (or its equivalent under applicable law) to all the real property, and has good title to all the other Property, it purports to own, including that reflected in the most recent balance sheet referred to in Section 4 of this Attachment B (except as sold or otherwise disposed of in the ordinary course of business), free from Liens not permitted by Section 4.9 of this Agreement.

8.   PATENTS AND TRADEMARKS.

     The Company owns, possesses or has the legal right to use all the patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

                                 Attachment B-2

9.   SALE IS LEGAL AND AUTHORIZED.

               (a) The sale of the Notes by the Company and compliance by the Company with all of the provisions of this Agreement and of the Notes:

                    (i) are within the powers of the Company;

                    (ii) are legal  and will not  conflict  with,  result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company under the provisions of, any agreement, charter instrument, by-law or other instrument to which the Company is a party or by which it or its Properties may be bound; and

                    (iii) will not violate any judgment, decree, order, statute, rule or regulation applicable to the Company.

               (b) The execution, delivery and performance by the Company of this Agreement and the Notes has been duly authorized by all necessary proceedings and action on the part of the Company.

10.  NO DEFAULTS.

     No event has occurred and no condition exists which, upon the issuance of the Notes, would constitute a Default or an Event of Default or any other violation of this Agreement. The Company is not in violation in any material respect of any term of any agreement, charter instrument, by-law or other instrument to which it is a party or by which it or any of its Properties may be bound.

11.  GOVERNMENTAL CONSENT.

     Neither the nature of the Company, or of any of its business or Properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Notes or execution, delivery and performance of this Agreement is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company as a condition to the execution, delivery and performance of this Agreement or the offer, issue, sale or delivery of the Notes.

12.  TAXES.

               (a) All tax returns required to be filed by the Company in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Company, or upon any of its Properties, income or franchises, which are due and payable have been paid. The Company does not know of any proposed additional tax assessment against it. The Federal income tax returns of the Company have been audited by the Internal Revenue Service (or closed by the applicable statute of limitations) for all years to and including the year ending June 30, 1997, and there is no liability for any tax asserted against the Company for that or any prior year.

                                 Attachment B-3

               (b) The provisions for taxes on the books of the Company are adequate for all open years, and for its current fiscal period.

13.  USE OF PROCEEDS.

     The Company will apply the proceeds from the sale for the Notes to repay on the Closing Date existing debt and fund future portfolio growth thereafter. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Company does not own or intend to carry or purchase any "margin security" within the meaning of said Regulation U, including margin securities originally issued by it. None of the proceeds from the sale of the Notes will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "Security" within the meaning of the Securities Exchange Act of 1934, as amended.

14.  PRIVATE OFFERING.

     Neither the Company nor any Person acting on behalf of the Company, as its agent or otherwise, has offered any of the Notes or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than you and no more than one hundred twenty five (125) other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

15.  COMPLIANCE WITH LAW.

     The Company:

               (a) is not in violation of any law, ordinance, governmental rule or regulation to which it is subject; and

               (b) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business;

which  violation  or  failure to obtain  might,  either  individually  or in the
aggregate,   materially  adversely  affect  the  business,  prospects,  profits,
Properties or condition (financial or otherwise) of the Company.

                                 Attachment B-4

16.  RESTRICTIONS ON COMPANY.

     The Company is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which, either individually or in the aggregate, materially adversely affects the business of the Company. The Company is not a party to any contract or agreement which restricts its right or ability to issue the Notes or to incur Debt, other than this Agreement and the agreements governing Debt listed on Schedule A to this Attachment B, none of which agreements prohibits the issuance of the Notes as contemplated by this Agreement. The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 4.9 of this Agreement.

17.  ERISA.

               (a) RELATIONSHIP OF VESTED BENEFITS TO BENEFIT PLAN ASSETS. The present value of all benefits vested under each Benefit Plan did not, as of June 30, 2002 the last annual valuation date, exceed the value of the assets of each such Benefit Plan allocable to such vested benefits.

               (b) PROHIBITED TRANSACTIONS. The execution and delivery of this Agreement and the offer, issue, sale and delivery of the Notes hereunder will not constitute a "prohibited transaction," as such term is defined in
     Section 4975 of the Internal Revenue Code of 1986, as amended, or Section 406 of ERISA. The warranty and representation by the Company in the preceding sentence is made in reliance upon and subject to the completeness and accuracy of the representations in Section 1.4 of this Agreement as to the source of funds used or to be used to pay the purchase price of the Notes purchased or to be purchased by you. Neither any of the Benefit Plans nor any trusts created thereunder, nor any trustee or administrator thereof has engaged in any such prohibited transaction which could subject the Benefit Plans, or any of them, or any trustee or administrator thereof, or any party dealing with the Benefit Plans or any such trust to the tax or penalty on such prohibited transactions imposed by said Section 4975 or by
     Section 502(i) of ERISA. The Company is not a party in interest with respect to any employee benefit plan whose name has been disclosed to the Company by you and securities of the Company are not employer securities with respect to any such plan. As used in this section 17, the terms "employee benefit plans" and "party in interest" have the respective meanings specified in Section 3 of ERISA and the term "employer securities" has the meaning specified in section 407(d)(1) of ERISA.

               (c) REPORTABLE EVENTS. Neither any of the Benefit Plans nor any such trusts have been terminated, nor have there been any "reportable events," as such term is defined in Section 4043 of ERISA, since the effective date of ERISA.

                                 Attachment B-5

               (d) BENEFIT PLANS. Schedule A to this Attachment B correctly identifies all Benefit Plans maintained by each of the Company and each ERISA Affiliate whose assets, in whole or in part, are currently managed or invested by any one or more of the Purchasers.

18.  COMPANY STOCK.

     All of the outstanding capital stock of the Company is owned by Agway.

                                 Attachment B-6

19.  INVESTMENT COMPANY ACT.

     The Company is not, and is not directly or indirectly controlled by, or acting on behalf of any Person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

20.  SOLVENCY.

     The Company is, and upon giving effect to the execution and delivery of the Notes on the date of Closing will be, a "solvent institution," as said term is used in Section 1405(c) of the New York Insurance Law, whose "obligations are not in default as to principal or interest," as said terms are used in said
Section 1405(c).

                                 Attachment B-7
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                           TELMARK LLC NOTE AGREEMENT
                           DATED AS OF AUGUST 1, 2002

Displayed below is a summary of Exhibits and Disclosure Schedules that have not been filed. We will furnish supplementally a copy of any omitted Exhibit and/or Disclosure Schedule to the Commission upon request.

The following is a list of the Schedules and Exhibits omitted.

Closing Attachment A1 - Theresa Szubas Letter (w/Annex 1)

Closing Attachment A2 - Richards, Layton & Finger Letter (w/Schedule A & B)

Closing Exhibit A3 - Bingham McCutchen Letter (w/Annex 1)

Closing Exhibit B - Certificate of Officers of Telmark LLC

Closing Exhibit C - Secretary's Certificate Telmark LLC

Exhibit A - Unanimous Written Consent of the Board of Directors of Telmark LLC

Exhibit B - Limited Liability Company Agreement of Telmark LLC

Schedule A - Definitions

Schedule B - Members

Schedule C - Management Agreement

Schedule D - to Limited Liability Company Agreement - Initial Officers

Exhibit C - Delaware State Certificate of Formation of Telmark LLC

Exhibit D - Delaware State Certificate of Formation of Telmark LLC Filed

Consent to Use of Name

Certificate of Merger of Telmark Inc. into Telmark LLC
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